UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

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TRIBUNE MEDIA COMPANY

(Name of Registrant as Specified In Its Charter)

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TRIBUNE MEDIA COMPANY

515 North State Street

Chicago, Illinois 60654

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2019

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of Tribune Media Company will be held at The Westin New York Grand Central Hotel, located at 212 East 42nd Street, New York, NY 10017, on Wednesday, May 1, 2019, at 8:30 a.m., local time, for the following purposes:

1. To elect the two Class III directors named in the accompanying proxy statement to serve until the 2022 Annual Meeting of Stockholders and until their successors have been elected and qualified.

2. To hold a non-binding advisory vote approving executive compensation.

3. To ratify the selection of PricewaterhouseCoopers LLP as Tribune Media Company’s independent registered public accounting firm for the 2019 fiscal year.

4. To transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

In accordance with Securities and Exchange Commission rules, on or about March 22, 2019, we are sending a Notice of Internet Availability of Proxy Materials to stockholders and providing access to this notice and the accompanying proxy statement over the Internet.

Only stockholders of record of our outstanding common shares of Class A common stock at the close of business on March 8, 2019 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or postponement thereof.

By Order of the Board of Directors,

Peter M. Kern
Director and Chief Executive Officer

March 22, 2019

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please promptly complete your proxy. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2019:

The proxy statement and the 2018 annual report are available at www.proxyvote.com.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 1, 2019

TRIBUNE MEDIA COMPANY

515 North State Street

Chicago, Illinois 60654

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

This proxy statement and proxy card are furnished on behalf of the Board of Directors of Tribune Media Company, a Delaware corporation (referred to as “Tribune Media,” “Tribune,” the “Company,” “we,” “us,” or “our”), in connection with the solicitation of proxies to be voted at our annual meeting of stockholders, which will be held at The Westin New York Grand Central Hotel, located at 212 East 42nd Street, New York, NY 10017, on Wednesday, May 1, 2019, at 8:30 a.m., local time (the “Annual Meeting”). In accordance with Securities and Exchange Commission (“SEC”) rules, on or about March 22, 2019, we began sending a Notice of Internet Availability of Proxy Materials and provided access to this proxy statement over the Internet to stockholders of record.

Why am I receiving these proxy materials?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and describes issues on which we would like you to vote at our Annual Meeting of stockholders. It also gives you information on these issues so that you can make an informed decision. The proxy materials include our proxy statement for the Annual Meeting, our annual report to stockholders, which includes our annual report on Form 10-K for the year ended December 31, 2018, and the proxy card or a voting instruction card for the Annual Meeting.

Our Board of Directors has made this proxy statement and proxy card available to you on the Internet because you own shares of Class A common stock of the Company, par value $0.001 per share (“Class A common stock”).

If you submit a proxy by using the Internet, by calling or by signing and returning the proxy card, you will appoint Jessica Kirsch, Assistant General Counsel and Corporate Secretary of Tribune Media Company (with full power of substitution) as your representative at the Annual Meeting. She will vote your shares at the Annual Meeting as you have instructed her or, if an issue that is not on the proxy card comes up for vote, in accordance with her best judgment. By submitting a proxy, you can ensure your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit a proxy in advance by using the Internet, by calling or by signing and returning your proxy card. If you vote by Internet or by calling, you do not need to return your proxy card.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the “Notice and Access” rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet at www.proxyvote.com. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis if you submit your request in writing to our Corporate Secretary at Tribune Media Company, 685 Third Avenue, 31st Floor, New York, New York 10017, or call us at (312) 222-3394. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and the cost of the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

The record date for holders of our Class A common stock entitled to notice of, and to vote at, the Annual Meeting is March 8, 2019. At the close of business on that date, we had 88,171,226 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting. If a quorum is present, we can hold the Annual Meeting and conduct business. In accordance with Delaware law and our amended and restated bylaws (the “Bylaws”), a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on May 1, 2019 and will be accessible for ten days before the meeting at our principal place of business, 515 North State Street, Chicago, Illinois 60654, between the hours of 9:00 a.m. and 5:00 p.m. Central Time. Each outstanding share of Class A common stock is entitled to one vote per share. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum.

By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card in one of the manners listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and the proxy materials were forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares using the methods prescribed by your broker or nominee on the voting instruction card you received with the proxy materials. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s or nominee’s procedures for obtaining a legal proxy.

How do I vote?

Stockholders of record may ensure their shares are voted at the Annual Meeting by submitting a proxy by using the Internet, by calling the toll-free number listed on the proxy card or by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card or other information forwarded by your bank or broker to see which voting options are available to you.

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You may submit your proxy by using the Internet. The address of the website for submitting your proxy via the Internet is www.proxyvote.com for both registered holders and beneficial owners of Class A common stock holding in street name. Internet proxy submission is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 30, 2019. Easy-to-follow instructions allow you to submit your proxy and confirm that your instructions have been properly recorded.

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You may submit your proxy by calling. The phone number for submitting your proxy by phone is 1-800-690-6903. Submitting your proxy by phone is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 30, 2019.

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You may submit your proxy by mail. As a result of implementing “Notice and Access,” you may request to receive printed copies of proxy materials by mail or electronically by email by following the instructions provided in the Notice of Internet Availability of Proxy Materials. You may submit your request in writing to our Corporate Secretary at Tribune Media Company, 685 Third Avenue, 31st Floor, New York, New York 10017, or by calling us at (312) 222-3394. Once you receive your proxy materials, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

Submitting your proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

How do I change or revoke my proxy?

You may revoke your proxy and submit a new proxy at any time before your proxy is voted at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet, by calling or by mail with a later date if you voted by mail;

•	sending written notice of revocation to our Corporate Secretary, Tribune Media Company, 685 Third Avenue, 31st Floor, New York, New York 10017; or

•	voting in person at the Annual Meeting.

•	If you hold shares through a bank or broker, please refer to your proxy card or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

Attendance at the meeting will not by itself revoke a proxy.

What items will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•	Proposal 1: The election of two Class III directors for a term expiring at the 2022 Annual Meeting of Stockholders;

•	Proposal 2: A non-binding advisory vote approving executive compensation;

•	Proposal 3: The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2019 fiscal year; and

•	Any other business that may properly come before the Annual Meeting.

No cumulative voting rights are authorized, and appraisal rights are not applicable to these matters.

How does the Board of Directors recommend that I vote on these proposals?

The Board of Directors recommends that you vote as follows:

•	FOR both director nominees;

•	FOR the approval of the non-binding resolution regarding executive compensation; and

•	FOR the ratification of the appointment of our independent registered public accounting firm.

As of the date hereof, our Board of Directors is not aware of any other such matter or business to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Class A common stock represented by the proxies in accordance with their judgment on those matters.

How may I vote in the election of the Class III directors, and how many votes must the nominees receive to be elected?

With respect to the election of the director, you may:

•	Vote FOR one nominee and WITHHOLD from voting on the other nominee for director;

•	vote FOR both nominees for director; or

•	WITHHOLD from voting on both of the nominees for director.

Our Bylaws provide for the election of directors by a plurality of the votes cast. This means that the two individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected. For shareholders receiving paper copies of the proxy materials in the mail, if you sign and return the accompanying proxy card, your shares will be voted for the election of the two nominees recommended by the Board of Directors unless you choose to “WITHHOLD” from voting on either of the nominees.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may designate a substitute nominee, or, if not, then there will remain a vacancy on the Board of Directors. If the Board of Directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How may I vote for the non-binding advisory vote approving executive compensation, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the approval of the non-binding resolution regarding executive compensation;

•	vote AGAINST the approval of the non-binding resolution regarding executive compensation; or

•	ABSTAIN from voting on the proposal.

In accordance with applicable law, this vote is “advisory”, meaning it will serve as a recommendation to our Board of Directors, but will not be binding. However, our Board of Directors and the Compensation Committee thereof will consider the outcome of the vote when making future compensation decisions for our executive officers.

How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the ratification of the accounting firm;

•	vote AGAINST the ratification of the accounting firm; or

•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to be cast by holders of Class A common stock at the Annual Meeting by the holders who are present in person, electronically or by proxy.

Should I choose to receive proxy materials, what happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

•	FOR both director nominees recommended by the Board of Directors;

•	FOR the approval of the non-binding resolution regarding executive compensation;

•	FOR the ratification of the appointment of our independent registered public accounting firm; and

•	At the discretion of the proxy holder, either FOR or AGAINST any other matter or business that may properly come before the Annual Meeting.

Will my shares be voted if I do not submit a proxy by using the Internet, by calling, or by signing and returning my proxy card?

If you do not submit a proxy by using the Internet, by calling or by signing and returning your proxy card, then your shares will not be voted and your shares will not count in deciding the matters presented for stockholder consideration at the Annual Meeting unless you attend the Annual Meeting and vote in person.

If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to the proposal to ratify the appointment of our independent public accountant, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors and the non-binding advisory vote approving executive compensation are not considered routine matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but cannot vote for or against a non-routine matter.

We encourage you to provide voting instructions to your bank or brokerage firm. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

What is the vote required for each proposal to pass, and what is the effect of abstentions and broker non-votes on the proposals?

The following table summarizes the Board of Directors’ recommendation on each proposal, the vote required for each proposal to pass and the effect of abstentions and broker non-votes on each proposal.

Proposal Number	Item	Board Voting Recommendation	Votes Required for Approval	Abstentions/ Withheld Votes	Broker Non-Votes
1	Election of Directors	FOR	The two nominees who receive the most FOR votes properly cast in person, electronically or by proxy and entitled to vote will be elected	No effect	No effect

2	Advisory vote approving executive compensation	FOR	Majority of the voting power of the shares of Class A common stock present in person, electronically or by proxy and entitled to vote	Vote against	No effect

3	Ratification of independent registered public accounting firm	FOR	Majority of the voting power of the shares of Class A common stock present in person, electronically or by proxy and entitled to vote	Vote against	Discretionary voting by broker permitted

What do I need to show to attend the Annual Meeting in person?

If you are a registered stockholder, you will need proof of your share ownership (such as a transfer agent statement showing that you owned shares of Class A common stock as of March 8, 2019) and a form of government-issued photo identification. If you are a beneficial stockholder, you will need to bring proof of beneficial ownership as of March 8, 2019, such as the most recent account statement reflecting your stock ownership prior to such date, a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership. If you do not have the required proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting.

Who pays for the cost of proxy preparation and solicitation?

The proxy is solicited by our Board of Directors. Any costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

How can I make a proposal or make a nomination for director for next year’s annual meeting?

You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our Bylaws, as applicable. In order for a stockholder proposal or nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2020, the proposal or nomination must be received by us at our principal executive offices no later than November 23, 2019 pursuant to SEC Rule 14a-8. Stockholders wishing to nominate a director or bring a proposal not included in next year’s proxy statement at the 2019 annual meeting must provide written notice of such nomination or proposal to our Corporate Secretary, Tribune Media Company, 685 Third Avenue, 31st Floor, New York, New York 10017 between January 2, 2020 and February 1, 2020 and comply with the other provisions of our Bylaws, except that if the date of the 2020 annual meeting of stockholders is not within 30 days before or after the anniversary of the 2019 Annual Meeting, such notice must be delivered at the address above no later than the close of business on the 10th day following the day on which notice of the date of the 2020 annual meeting was first mailed or public disclosure of the date of the 2020 annual meeting was first made, whichever occurs first.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our Board Structure

In accordance with the terms of our second amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), our Board of Directors is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. Under our Bylaws, except as may otherwise be provided in our Certificate of Incorporation, our Board of Directors consists of such number of directors as may be determined from time to time by resolution of the Board of Directors, but in no event may the number of directors be less than five or more than nine. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our Certificate of Incorporation and Bylaws provide that any vacancy on our Board of Directors, including a vacancy resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy will hold office until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. Our classified Board of Directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.

Our Board of Directors is currently composed of five members. We have two directors in Class I, one director in Class II and two directors in Class III. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Director	Age	Position	Director Since
Class III Directors for election at the 2019 Annual Meeting
Ross Levinsohn	55	Director	2012
Peter E. Murphy	56	Director	2012

Class I Directors for election at the 2020 Annual Meeting
Craig A. Jacobson	66	Director	2012
Laura R. Walker	61	Director	2014

Class II Directors for election at the 2021 Annual Meeting
Peter M. Kern	51	Director and Chief Executive Officer	2016

At each annual meeting of stockholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The term of our two current Class III directors expires at this year’s Annual Meeting. The Board of Directors is therefore asking you to elect the two nominees to serve as Class III directors. Ross Levinsohn and Peter E. Murphy, currently our Class III directors, have been nominated for reelection at the Annual Meeting. See “Proposal 1: Election of Directors.”

Set forth below is biographical information as well as background information relating to each nominee’s and continuing director’s business experience, qualifications, attributes and skills that underlie the Board of Directors’ belief that each individual is a valuable member of the Board of Directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.

Class III Nominees

Ross Levinsohn has been a director since December 31, 2012 and is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Previously, Mr. Levinsohn served as Chief Executive

Officer of Tribune Interactive, LLC (a division of tronc, Inc.), as well as Chief Executive Officer and Publisher of the Los Angeles Times. He also served as the chief executive officer at Guggenheim Digital Media, an affiliate of Guggenheim Securities, from January 2013 to June 2014. Mr. Levinsohn served as interim chief executive officer and executive vice president, head of global media at Yahoo! Inc., a multinational internet company, from October 2010 to August 2012. Prior to that post he was executive vice president of the Americas region for Yahoo! Mr. Levinsohn co-founded Fuse Capital, an investment and strategic equity management firm focused on investing in and building digital media and communications companies. Prior to Fuse Capital, Mr. Levinsohn spent six years at News Corporation, serving as senior vice president and then president of Fox Interactive Media. Mr. Levinsohn also held senior management positions with AltaVista, CBS Sportsline and HBO. Mr. Levinsohn currently serves on the board of Muzik Inc. and DexYP.

Specific qualifications, experience, skills and expertise include:

•	Operating and management experience;

•	Core business skills, including operations and strategic planning; and

•	Deep understanding of the media industry.

Peter E. Murphy has been a director since December 31, 2012 and is a member and Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Mr. Murphy is the chief executive officer of Wentworth Capital Management, which he founded in January 2007, a private investment and venture capital firm focused on media, technology, and branded consumer businesses. Mr. Murphy previously served as president, strategy & development of Caesars Entertainment Corp., an Apollo-TPG portfolio company and the world’s largest gaming company, from August 2009 to July 2011. Prior to Caesars, Mr. Murphy was an operating partner at Apollo Global Management, LLC focused on media and entertainment investing. Previously, Mr. Murphy spent 18 years at The Walt Disney Company in senior executive roles, serving as Disney’s senior executive vice president, chief strategic officer, senior advisor to the chief executive officer, a member of Disney’s executive management committee, and chief financial officer of ABC, Inc. Mr. Murphy currently also serves on the board of directors of Malibu Boats, Inc., where he serves as chairman of the compensation committee. He previously served as a board advisor to DECA TV, as the chairman of the board of directors of Revel Entertainment Group and on the boards of directors of Fisher Communications, Dial Global and The Stars Group Inc.

Specific qualifications, experience, skills and expertise include:

•	Operating and management experience;

•	Core business skills, including financial and strategic planning; and

•	Deep understanding of the media and entertainment industry.

Continuing Directors

Class I Directors—Terms Expiring at the 2020 Annual Meeting:

Craig A. Jacobson has been a director since December 31, 2012 and is a member of the Audit Committee and a member and Chairman of the Compensation Committee. Mr. Jacobson is a founding partner at the law firm of Hansen, Jacobson, Teller, Hoberman, Newman, Warren, Richman, Rush & Kaller, L.L.P., where he has practiced entertainment law since June 1987. Mr. Jacobson founded New Form Digital, a digital content production company in 2014. Mr. Jacobson is a member of the board of directors and compensation committee of Expedia, Inc. and presently serves on the board of directors of Charter Communications, Inc., where he previously served as a member of its audit committee until 2013, Oaktree Specialty Lending Corporation and Oaktree Specialty Income Corporation. Mr. Jacobson was a director of Ticketmaster Entertainment, Inc. from August 2008 until its merger with Live Nation, Inc. in January 2010. Mr. Jacobson also previously served on the boards of Aver Media LP, a privately held Canadian lending institution, and Eventful, Inc., a digital media company.

Specific qualifications, experience, skills and expertise include:

•	Extensive familiarity with the creative and business aspects of the cable and syndicated television industries;

•	Extensive previous public company board experience; and

•	Deep understanding of the media industry, including the motion picture, television and digital businesses.

Laura R. Walker has been a director since July 14, 2014 and is a member of the Compensation Committee and Nominating and Corporate Governance Committee. Since December 1995, Ms. Walker has been the president and chief executive officer of New York Public Radio, which owns and operates WNYC-FM, WNYC-AM, WQXR, WQXW, New Jersey Public Radio, The Jerome L. Greene Performance Space and a variety of digital properties, including wnyc.org, wqxr.org and thegreenespace.org. In December 2018, Ms. Walker announced that she would step down from her position at New York Public Radio on March 31, 2019. Ms. Walker began her professional career as a journalist and producer at National Public Radio, where she received a Peabody Award for Broadcast Excellence. In 1983, she joined the staff of Carnegie Hall, where she launched the award-winning series AT&T Presents Carnegie Hall Tonight. She joined the Sesame Workshop (formerly Children’s Television Workshop) in 1987, where for eight years she worked on programming and development initiatives, and led the organization’s efforts to establish a cable television channel (now Noggin). In addition to sitting on the New York Public Radio Board of Trustees, Ms. Walker sits on the boards of Saint Ann’s School, the Station Resource Group, the Commonwealth Fund, Claims Processing Facility, Inc. and Eagle Picher Industries Asbestos Trust, where she also serves as the chair of the audit committee. Previously, Ms. Walker sat on the Board of Advisors for the Yale School of Management, the Yale Center for Customer Insights, the Board of Trustees for Education Development Center and on the board of directors for Public Radio International, the Women’s Forum of New York, Inc. and the Hudson Square Connection.

Specific qualifications, experience, skills and expertise include:

•	Operating and management experience;

•	Core business skills, including operations and marketing; and

•	Deep understanding of the media and radio industry.

Class II Director—Term Expiring at the 2021 Annual Meeting:

Peter M. Kern has been a director since October 11, 2016 and the Chief Executive Officer since March 1, 2017. Mr. Kern is a Managing Partner of InterMedia Partners VII, LP, a private equity firm, and Gato Investments LP, an investment vehicle that holds a large interest in Hemisphere Media Group, Inc., a publicly-traded Spanish-language media company where he has served as chairman of the board of directors since April 2013. Prior to joining InterMedia, Mr. Kern was Senior Managing Director and Principal of Alpine Capital LLC. Prior to Alpine Capital, Mr. Kern founded Gemini Associates in 1996 and served as President from its inception through its merger with Alpine Capital in 2001. Prior to founding Gemini Associates, Mr. Kern was at the Home Shopping Network and Whittle Communications. Mr. Kern also serves as chairman of the board of directors of Hemisphere Media Group, Inc., as vice chairman of the board of directors of Expedia, Inc. and as a director on the boards of Trivago N.V., UP Entertainment, LLC, ASPIRE Channel, LLC and TV Squared Limited.

Specific qualifications, experience, skills and expertise include:

•	Significant operating and management experience;

•	Core business skills, including finance and transactional experience; and

•	Deep understanding of the media industry.

Selecting Nominees for Director

Our Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and recommending to the board nominees for director. In accordance with our Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, in evaluating director candidates, recommends to the Board of Directors appropriate criteria for the selection of new directors based on the strategic needs of the Company and the Board of Directors, and periodically reviews the criteria adopted by the Board of Directors and, if deemed desirable, recommends changes to such criteria.

The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board of Directors does not have a formal policy with respect to diversity and inclusion; however, it affirms the value placed on diversity within the Company. Diversity of experience is one of many factors the Nominating and Corporate Governance Committee considers when recommending director nominees to the Board of Directors. The Board of Directors seeks members that have experience in positions with a high degree of responsibility or are, or have been, leaders in the companies or institutions with which they are, or were, affiliated, but may seek other members with different backgrounds, based upon the contributions they can make to the Company.

The Nominating and Corporate Governance Committee is responsible for recommending to the Board of Directors nominees for election to the Board of Directors at each annual meeting of stockholders and for identifying one or more candidates to fill any vacancies that may occur on the Board of Directors. New candidates may be identified through recommendations from existing directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the Board of Directors, and shareholder recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the committee as a whole, one or more members of the committee, or one or more other board members, and discussions within the committee and the full board. The Nominating and Corporate Governance Committee then recommends candidates to the full board, with the full Board of Directors selecting the candidates to be nominated for election by the stockholders or to be elected by the Board of Directors to fill a vacancy.

The Nominating and Corporate Governance Committee will consider director candidates proposed by shareholders as well as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the Board of Directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing, in care of the Corporate Secretary, to Tribune Media Company, 685 Third Avenue, 31st Floor, New York, New York 10017. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the Board of Directors. Our Bylaws set forth the requirements for direct nomination of an individual by a shareholder for election to the Board of Directors.

Director Independence

Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that each director and director nominee, other than Mr. Kern, is considered an “independent” director within the meaning of the listing standards of the NYSE.

Executive Sessions of Our Non-Management Directors

The non-management directors will meet at regularly scheduled executive sessions without management not less frequently than two times per year. The independent directors will meet at least once a year in an executive session without management. At least once a year, the non-management directors will meet with the Chief

Executive Officer without the other executive officers being present. The Chairman of the Board shall act as chair at such meetings. If the Chairman of the Board is not an independent director, or if there is no Chairman of the Board, the Board will either designate an independent director to preside at the meetings of independent directors or a procedure by which a presiding director is selected for these meetings.

Communications with the Board

Stockholders and other interested parties who wish to contact our Board of Directors as a whole, the independent directors or any individual member of the Board of Directors or any committee therefore may email at BoardofDirectors@Tribunemedia.com or send written correspondence to Tribune Media Board of Directors, Tribune Media Company, 685 Third Avenue, 31st Floor, New York, New York 10017. The Board of Directors has designated the Corporate Secretary as its agent to receive and review written communications addressed to the Board of Directors, any of its committees or any director. Depending on the subject matter, the Corporate Secretary will either (i) promptly forward to the Chairman of the Audit Committee and the Office of the General Counsel any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Corporate Secretary to be potentially material to the Company or (ii) not forward to the Board of Directors, any committee or any director, any communications of a personal nature or not related to the duties of the Board of Directors, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Corporate Secretary to be immaterial to the Company and the Board of Directors.

Board Leadership Structure

As noted in our Corporate Governance Guidelines, the Board of Directors has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board of Directors believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. The Board of Directors believes this governance structure promotes a balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. If the Board of Directors chooses to combine the offices of Chairman and Chief Executive Officer in the future, a lead director will be appointed annually by the independent directors. In light of the Company’s proposed merger with Nexstar Media Group, Inc. (“Nexstar”), the Company’s Board of Directors has decided not to name a Chairman.

Board’s Role in Risk Oversight

Our Board of Directors as a whole has responsibility for overseeing our risk management. The Board of Directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board of Directors and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the Board of Directors about the identification and assessment of key risks and our risk mitigation strategies. Our Chief Executive Officer oversees our management succession planning. The full Board of Directors has primary responsibility for evaluating strategic and operational risk management. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk. Our Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit and Compensation Committees and our Chief Executive Officer provide reports to the full Board of Directors regarding these and other matters.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for directors, officers and employees. The Corporate Governance Guidelines set forth our policies and procedures relating to corporate governance and cover topic including, but not limited to, director qualification and responsibilities, Board composition and management and succession planning. Our Corporate Governance Guidelines are available on the corporate governance section of our investor relations website at http://www.tribunemedia.com.

Our Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of the Company’s officers, employees and directors, and a Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Vice President and Controller, Vice President/Internal Audit, Vice President and Treasurer, Vice President/Corporate Finance & Investor Relations and any person performing similar functions. A copy of both codes is available on the corporate governance section of our investor relations website at http://www.tribunemedia.com.

Committees of the Board

Our Board of Directors has the following committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees are available on the corporate governance section of our investor relations website at http://www.tribunemedia.com. The following table shows the current members of each committee and the number of meetings held during fiscal 2018.

Director	Audit	Compensation	N&CG
Craig A. Jacobson	✓	✓*
Ross Levinsohn	✓		✓
Peter E. Murphy	✓*		✓
Laura R. Walker		✓	✓
Number of meetings	4	5	1

✓ = current committee member; * = chair

Audit Committee. As more fully described in its charter, our Audit Committee has the responsibility for, among other things, assisting the Board of Directors in reviewing our financial reporting and other internal control processes, our financial statements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors and our compliance with legal and regulatory requirements and our code of business conduct and ethics.

Our Board of Directors has determined that Mr. Murphy is an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC and that each of the three Audit Committee members, Messrs. Jacobson, Levinsohn and Murphy, is “financially literate” under the NYSE rules. Each member of our Audit Committee is independent under applicable NYSE listing standards and meets the standards for independence required by U.S. securities law requirements applicable to public companies, including Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee. As more fully described in its charter, our Compensation Committee has the responsibility for reviewing and approving the compensation and benefits of our employees, directors and consultants, administering our employee benefits plans, authorizing and ratifying stock option grants and other incentive arrangements and authorizing employment and related agreements. Each member of our Compensation Committee is independent under applicable NYSE listing standards.

The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers. During 2018, the committee engaged Exequity LLP (“Exequity”) as its independent compensation consultant. Pursuant to our policy, Exequity provides no services to us other than consulting services provided at the direction of the Compensation Committee.

During 2018, our Compensation Committee consisted of Mr. Jacobson and Ms. Walker. There are no members of the Compensation Committee who serve as an officer or employee of the Company or any of its subsidiaries. In addition, no executive officer of the Company serves as a director or as a member of the compensation committee of a company (i) whose executive officer served as a director or as a member of the Compensation Committee of the Company and (ii) which employs a director of the Company.

Nominating and Corporate Governance Committee. As more fully described in its charter, our Nominating and Corporate Governance Committee has the responsibility, among its other duties and responsibilities, for identifying and recommending candidates to the Board of Directors for election to our Board of Directors, reviewing the composition of the Board of Directors and its committees, developing and recommending to the Board of Directors corporate governance guidelines that are applicable to us, and overseeing Board of Directors evaluations. Each member of our Nominating and Corporate Governance Committee is independent under applicable NYSE listing standards.

Meetings of the Board of Directors and Attendance at the Annual Meeting

Our Board of Directors held thirteen meetings during fiscal 2018. Each of our directors attended at least 75% of the total number of meetings of the board and any committees of which he or she was a member. Directors are encouraged to attend our annual meetings. Mr. Kern attended our 2018 annual meeting of stockholders.

Plurality Voting for Directors

The Company’s Bylaws provide for the election of directors by a plurality of the votes validly cast. This means that the two individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected.

Executive Officers

Our executive officers are designated by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers. Our executive officers are as follows:

Executive Officer	Age	Position
Peter M. Kern	51	Director and Chief Executive Officer
Chandler Bigelow	50	Executive Vice President and Chief Financial Officer
Lawrence Wert	62	President, Broadcast Media
Gavin Harvey	60	President, WGN America and Tribune Studios

Mr. Kern’s biography and related information may be found above at “Continuing Directors— Class II Director—Term Expiring at the 2021 Annual Meeting.” The following is biographical information for each of our other executive officers:

Chandler Bigelow has served as Executive Vice President and Chief Financial Officer since February 2016, after serving as Interim Chief Financial Officer since August 2015. From July 2013 to February 2016, Mr. Bigelow served as Executive Vice President, Chief Business Strategies and Operations Officer, where he helped lead the ongoing transformation of our traditional media businesses, and oversaw our equity investments and real estate portfolio. Mr. Bigelow served as our Executive Vice President, Chief Financial Officer from April 2008 to July 2013, overseeing all corporate finance functions, including financial reporting, tax, audit and treasury, during which period we and 110 of our direct and indirect wholly-owned subsidiaries filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court of the District of Delaware. Prior to that, he served as Vice President, Treasurer with responsibility for our financing activities, cash management, short-term and retirement fund investments and risk-management programs beginning in 2003. Previously, Mr. Bigelow was Assistant Treasurer since 2001 and served as director/corporate finance from 2000 to 2001. He joined Tribune in 1998 as part of the Tribune Financial Development Program and became corporate finance manager in 1999. Prior to Tribune, Bigelow was manager of investor relations for Spyglass, Inc., an internet software company, from 1996 to 1997. In 1994, he co-founded Brainerd Communicators, Inc., an investor relations firm, where he served as vice president through 1995. He is a member of the Springboard Foundation in Chicago and is on the Management Committee of Television Food Network, G.P. Previously, Mr. Bigelow served on the board of directors of Camaro Parent, LLC (CareerBuilder).

Lawrence Wert has served as President, Broadcast Media since February 2013. Mr. Wert, who has over 30 years of experience in the broadcasting industry, is responsible for overseeing the strategy and day-to-day activities of our 42 owned or operated television stations and our Chicago radio station, WGN. From 1998 to 2011, he was the president and general manager of WMAQ-TV, the NBC-owned and operated station in Chicago. From 2008 to 2011, he additionally served as president of NBC Local Media’s central and western region. From 2011 to 2013, Mr. Wert was executive vice president of station initiatives for 10 NBC-owned stations. Mr. Wert has served on the board of directors for several charities and he is currently the Chairman of the Museum of Broadcast Communications.

Gavin Harvey has served as President of WGN America and Tribune Studios since June 2017. From April 2017 to June 2017, Mr. Harvey worked as an independent consultant to the Company, providing input on programming and helping to secure new acquisitions. From 2010 to 2014, Mr. Harvey served as the Chief Executive Officer of The Sportsman Channel, Inc. Previously, he served as Executive Vice President and General Manager of Fuse Networks, LLC and executive roles with networks such as E! and FX.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of our compensation philosophy, summarizes our compensation programs, and reviews compensation decisions made by the Compensation Committee with respect to our named executive officers for 2018 who are listed in the table below (our “NEOs”):

Name	Title
Peter Kern	Chief Executive Officer
Chandler Bigelow	Executive Vice President and Chief Financial Officer
Lawrence Wert	President, Broadcast Media
Gavin Harvey	President, WGN America and Tribune Studios
Edward P. Lazarus	Former Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary*

* On November 30, 2018, the Compensation Committee approved a consulting agreement with Mr. Lazarus, which provides for his continued service to the Company as a consultant following the conclusion of his employment term on December 31, 2018.

Company Merger Activity

In 2018, the Company was party to an Agreement and Plan of Merger with Sinclair Broadcast Group, Inc. (“Sinclair”), pursuant to which it was anticipated that Sinclair would acquire the Company. On August 9, 2018, this agreement was terminated and the merger with Sinclair was not consummated.

On November 30, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nexstar and a subsidiary of Nexstar, pursuant to which Nexstar will acquire 100% of the issued and outstanding shares of common stock of Tribune (the “Merger”).

The Sinclair and Nexstar transactions have resulted in significant uncertainty for the Company and its executives and other employees. The Compensation Committee recognized this and determined that it was appropriate to establish transaction-related compensation arrangements to provide stability for the Company during this critical business time. These arrangements also create meaningful financial incentives for the Company’s executive team to remain employed and focused on achieving the Company’s short and long-term goals in the face of the uncertainty and challenges caused by the expected sale of the Company. The Company’s record 2018 financial results and the fact that our executive team remains in place despite the lengthy regulatory review process and ultimate termination of the Sinclair merger underscores the importance and effectiveness of the Company’s compensation planning and programs.

2018 Accomplishments

2018 was an outstanding year for the Company, in which we reported record consolidated revenue and Adjusted EBITDA, continued maximizing the monetization of our real estate portfolio, reached long-term agreements with several cable and satellite providers, and, most importantly, announced our agreement to be acquired by Nexstar at a price that will create significant value for our shareholders. Highlights of the Company’s 2018 financial performance, as compared to 2017, unless otherwise noted, included the following:

•	Consolidated operating revenues increased 9% to $2,009.7 million driven by record political revenues (2018 was a mid-term election year) and higher retransmission and carriage fee revenues

•	Net political advertising revenues were $172.3 million for full year 2018, an increase of 91% compared to full year 2014 and an increase of 26% over full year 2016

•	Consolidated Adjusted EBITDA increased 47% to $650.8 million

•	Retransmission and carriage fee revenues increased 17% to $632.8 million

•	Successfully implemented the shift in programming strategy at WGN America which experienced a significant improvement in operating results

•	Sold real estate properties for net pre-tax proceeds of $59 million

•	Returned $88 million to stockholders through our quarterly cash dividends

* Adjusted EBITDA is a financial measure that is not recognized under GAAP. For a description of our definition of Adjusted EBITDA and a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP, please see our fourth quarter 2018 earnings release, as filed in our Form 8-K on March 1, 2019.

We believe the efforts of our NEOs were critical to our financial and operational achievements in 2018.

Overview of our Executive Compensation Program

Shareholder-Friendly Provisions in our Executive Compensation Program

•	Majority of NEOs’ compensation is variable and dependent on the achievement of pre-established performance goals or stock price performance;

•

Share ownership guidelines of three times annual base salary for the Presidents of our businesses, one times annual base salary for all other direct reports to our CEO and three times the annual retainer for our non-employee directors;

•	No change in control excise or other tax gross-up provisions for any executives;

•	Pay opportunities are generally benchmarked against median practices among our peer companies; and

•	No perquisites for any executives.

Pay Philosophy

Our executive compensation program is generally designed to closely tie pay to performance through compensating our executives for the attainment of short-term and long-term goals, the achievement of which we believe will create shareholder value. The Compensation Committee developed our executive pay program in support of the following fundamental pay philosophy guidelines:

•

A significant portion of compensation opportunity should be variable and at risk. The majority of our NEOs’ compensation is variable and at risk and based on the performance of the Company (including stock price performance) and/or its operating units so that actual compensation delivered to our NEOs is aligned with the actual performance of the Company;

•	Pay levels and designs should generally be aligned with market norms among companies that are competitors for executive talent; and

•	Management should be aligned with shareholders through equity compensation. Equity-based compensation is used to align the interests of our NEOs with the interests of our shareholders.

Process for Determining Executive Compensation

The Compensation Committee

The Compensation Committee is responsible for reviewing the performance of, and approving the compensation awarded to, our Chief Executive Officer and those executives who either report to him or who are subject to the filing requirements of Section 16 of the Securities Exchange Act. The Compensation Committee reviews and if applicable, approves modifications to, the compensation arrangements with our NEOs, sets the Company performance goals under our annual incentive plan and approves funding formulas for our annual incentive plan in the first quarter of the fiscal year (as it related to the prior year’s performance), approves long-term incentive awards for our NEOs, and sets the Company performance goals for outstanding performance stock units (PSUs) and determines the level of achievement of these goals.

The Compensation Consultant

Exequity is the Compensation Committee’s independent compensation consultant. Exequity provides no services to us other than compensation consulting services provided at the direction of the Compensation Committee. Exequity regularly attends Compensation Committee meetings and in 2018 advised on matters including annual and long-term incentive awards for executives, executive severance, tax consequences of executive compensation, director compensation, executive retention agreements, new employment and consulting agreements, equity plan share utilization, potential risks associated with executive compensation programs, and other executive compensation matters. Exequity also provided market data, analysis and advice regarding executive pay and director compensation to the Compensation Committee. The Compensation Committee has reviewed and confirmed Exequity’s independence under applicable stock exchange rules and has determined that no conflicts of interest exist.

The Role of Management

The principal role of supporting the Compensation Committee in the execution of its responsibilities was fulfilled in 2018 by senior members of our Human Resources department. In this capacity, a senior member of our Human Resources department supervised the development of the materials for each Compensation Committee meeting, including market data, Company performance metrics and compensation recommendations for consideration by the Compensation Committee. No member of the management team, including our CEO, has a role in determining his or her own compensation and the Compensation Committee remains solely responsible for approving the compensation of our NEOs.

Peer Group

The Compensation Committee, in consultation with Exequity, reviews and considers compensation data from the companies in our peer group when reviewing our executive compensation program and evaluating and determining, as applicable, annual base salaries, target annual bonuses and long-term incentives. Our peer group was selected based on an evaluation of a number of companies in a number of industries, analyzing each company’s industry segment, revenue size, geographic footprint, risk profile, life cycle, and ownership structure in comparison with the Company. Consideration was also given to a company’s status as a competitor of the Company (or its offering of similar products or services), and to similarity with the Company in terms of operating character and image. Comparability was assessed in part by conducting a “peer of peer” analysis in addition to a review of the other market and operating characteristics described above. In 2018, the Compensation Committee considered the peer group companies listed below to be representative of a broad group of relevant competitors for executive talent, as well as for benchmarking pay levels in the context of operationally compatible companies of comparable size. Several companies were removed from the peer group used for 2017 compensation setting due to the fact that they were acquired, and additional broadcasting companies were added.

In 2018, our peer group included the following companies, with primary consideration given to broadcasting companies:

AMC Networks Inc.	IAC/InterActiveCorp	Nexstar Broadcasting Group

Cumulus Media, Inc.	iHeartMedia, Inc.	Pandora Media, Inc.*

Discovery, Inc.	Lions Gate Entertainment Corp.	Sinclair Broadcast Group, Inc.

E. W. Scripps Company	Live Nation Entertainment, Inc.	TEGNA Inc.

Gray Television, Inc.	Meredith Corporation	TiVO Corporation (formerly, Rovi Corporation)

* Pandora Media, Inc. became a subsidiary of Sirius XM Holdings in 2019.

Pay Mix and Competitive Targeting

NEO compensation is heavily weighted towards variable compensation (annual and long-term incentives), and actual amounts earned may differ from targeted amounts based on the Company’s stock price and operational performance. Each NEO has a target total compensation opportunity that was determined by the Compensation Committee to be appropriate for the individual executive and designed to ensure alignment with our compensation objectives and with market practice. In general, the primary benchmark for aligning total targeted annualized pay (annual base salary and target annual and long-term incentives (other than supplemental equity awards, described below)), as well as each major component of pay, is the median level among similarly-situated executives at the peer group companies.

The employment agreement of each of our NEOs, other than Mr. Kern, provides (or in the case of Mr. Lazarus, provided) for specified amounts of annual base pay, target annual bonus, and target annual long-term incentive grant values. In general, at least two thirds of our NEOs’ annual compensation (determined at target) is intended to be variable based on performance, including stock price performance.

Compensation Arrangements with our CEO

Mr. Kern’s compensation arrangements are specific to the transitional nature of his position as CEO and his compensation in 2018 was tied specifically to his particular contributions to that role and his leadership of the Company. Tribune is party to a letter agreement with Mr. Kern, pursuant to which Mr. Kern is entitled to a monthly payment of $200,000 for his services as CEO, and the Company may pay bonuses to Mr. Kern as determined in the discretion of the Board. In 2018, in recognition of his contributions and efforts and taking into account the fact that he does not participate in our annual incentive plan or long-term incentive program for executive officers, the Compensation Committee approved the payment to Mr. Kern of a bonus of $6,000,000 for the 2018 fiscal year. In determining Mr. Kern’s bonus for 2018, the Compensation Committee took into consideration the competitive levels of total target pay among the peer companies, as well as Mr. Kern’s exceptional stewardship of the Company through the potential Sinclair and Nexstar transactions, as well as the Company’s strong financial and stock price performance in 2018. For 2019 and any other fiscal year that commences or concludes before the Merger, Nexstar has agreed that Tribune may pay Mr. Kern an annual bonus up to $6,000,000.

Unless otherwise specifically noted, all other disclosure with respect to NEO compensation contained in this CD&A, including disclosures with respect to our NEOs as a group, expressly excludes Mr. Kern. We believe this approach provides a more representative view of our annual pay programs with respect to our executive team.

Components of the Compensation Program for other NEOs

In 2018, the target total compensation opportunity for our NEOs was comprised of both fixed (base salary) and variable (annual and long-term incentive) compensation. In addition, each NEO was eligible for employee benefits available to employees generally. Perquisites are not provided to our NEOs.

Base Salary

Base salaries for our NEOs are established based on peer company data, internal pay equity and each NEO’s level of responsibility, experience, expertise and performance and are reviewed annually, upon promotion, or following a change in job responsibilities, and may be adjusted from time to time to address particular concerns or initiatives or to enhance compliance with applicable company policies. Our NEOs’ base salaries are generally targeted at the median level of the peer group described above to facilitate recruiting and retention. The employment agreements for each of our NEOs (other than Mr. Kern) provide (and for Mr. Lazarus, provided) for an initial base salary rate that can be adjusted upward each year in the sole discretion of the Compensation Committee based on any of the above-referenced criteria. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.” The Compensation Committee did not increase the base salaries of any of our NEOs in 2018 because they continued to be well aligned with peer median levels, and the Compensation Committee did not believe that any increases to regular annual rates of pay would be appropriate during the pendency of the Merger.

Annual Bonus

The Company’s annual incentive plan, the Management Incentive Plan (“MIP”), is designed to provide an opportunity for our key management employees to earn incentive awards tied to the achievement of annual performance goals. The MIP aligns the focus of key executives with Company-wide and business unit-specific financial and operating measures and is the key compensation tool for aligning short-term realized pay for our management team with the attainment of key operating goals. The structure and performance goals under the MIP for our NEOs are substantially the same as those for our broader management team. Each MIP participant has a specified target and maximum bonus opportunity. Consistent with our pay philosophy, target MIP awards for our NEOs are generally benchmarked against the median level of those at our peer companies. Mr. Kern was not eligible to participate in the MIP in 2018.

The target annual bonuses of each of our NEOs who are eligible to participate in the MIP are set forth in their respective employment agreements, which are further summarized below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “—Potential Payments Upon Termination or Change in Control”. The Compensation Committee did not increase the target annual bonus opportunities for any of our NEOs in 2018. As with their base salaries, these NEOs’ target annual bonus opportunities continued to be well aligned with peer median levels, and the Compensation Committee did not believe that changes to target bonus amounts would be appropriate during the pendency of the Merger.

Actual funding of the MIP pool is based solely on the Company’s achievement of specified performance metrics. For 2018, the performance metric that applied to the MIP was the Company’s earnings from continuing operations before income taxes, investment transactions, interest and dividend income, interest expense, pension expense (credit), equity income and losses, depreciation and amortization, stock-based compensation, certain special items (including severance and other one-time and unplanned items), non-operating items, gain on sales of real estate, gain on sales of spectrum, impairments and other non-cash charges and reorganization costs (“Compensation Adjusted EBITDA”). Following the end of the fiscal year, the Compensation Committee determined the achievement of the Compensation Adjusted EBITDA goal and the funding of the bonus pool.

Compensation Adjusted EBITDA was used as the performance metric for the 2018 bonus plan funding because the Compensation Committee believes it appropriately measures our consolidated operating results, our success in repositioning operations, and efforts to optimize revenue growth and cost containment in a rapidly evolving business climate. The above-described adjustments to GAAP measures of financial results were made to help ensure that bonus goals and earnings were closely tied to performance objectives that are directly within the control of our NEOs to influence.

The table below shows the levels of Compensation Adjusted EBITDA required to fund the 2018 MIP. Threshold Compensation Adjusted EBITDA is the level of performance below which no awards are earned.

Maximum Compensation Adjusted EBITDA is the level of performance at which maximum funding occurs. Levels of funding between threshold and maximum are determined using linear interpolation. Under the terms of the MIP, if actual achievement of Compensation Adjusted EBITDA in 2018 was below 80% of the targeted amount, then the MIP would not be funded and our NEOs would not be paid a bonus for 2018.

2018 Management Incentive Plan Performance Ranges
	Threshold Performance (80%)	Target Performance (100%)	Maximum Performance (120%)	Actual Performance (114%)
Compensation Adjusted EBITDA ($, in millions)	453	566	679	648
Payout as a percentage of target (%)	50	100	150	136

2018 Performance Against MIP Targets

Actual 2018 Compensation Adjusted EBITDA was $648 million, which resulted in a payout of 136% of target for the year. Based on Company performance and consistent with the pre-established pay-for-performance relationship under the MIP, payment under the MIP for each of our MIP-eligible NEOs for 2018 was determined as a direct function of the bonus plan formula (at 136% of target), resulting in earned bonus amounts as follows:

	Target Bonus Opportunity	2018 MIP Payment
Chandler Bigelow	$700,000	$952,000
Lawrence Wert	$1,000,000	$1,360,000
Gavin Harvey	$600,000	$816,000
Edward Lazarus	$750,000	$1,020,000

In 2018, in connection with the contemplated Merger, the Compensation Committee approved the payment in December 2018 of 125% of the target 2018 MIP award for Messrs. Bigelow, Wert, Harvey and Lazarus based on projected performance levels. As a result, each executive received cash payments in 2018 equal to 125% of their respective MIP targets, and received the remaining 11% of their MIP awards after the Compensation Committee’s certification of the achievement of 2018 Compensation Adjusted EBITDA in early 2019.

Long-Term Incentives

Our long-term incentive program is designed to motivate and reward sustained attainment of key operating goals, deliver long-term compensation, the value of which is tied to the value that we create for shareholders, promote stock ownership among senior leaders and encourage retention of key executives. Long-term equity-based incentive compensation typically makes up approximately 40% of the total targeted annual compensation of our NEOs who participate in our long-term incentive program. Equity grants have been made under the Tribune Media Company 2016 Incentive Compensation Plan (the “2016 Incentive Compensation Plan”).

To motivate and balance the design objectives described above, the long-term equity incentive program has been a “portfolio” of three equity-based vehicles—stock options, performance share units (“PSUs”) and restricted stock units (“RSUs”)—that, in combination, provide competitive incentives with strong performance ties and alignment with shareholder value creation and retention incentives. The Committee typically makes annual grants of long-term equity incentive awards in February of each year.

The annual long-term incentive grant values for each of Messrs. Bigelow, Wert and Harvey are (and for Mr. Lazarus, was) specified in each executive’s employment agreement as $1,000,000, $850,000, $600,000 (and $1,000,000), respectively. For 2018, each of the employment agreements with Messrs. Bigelow, Wert and Lazarus also specified an incentive compensation mix of RSUs (30%), PSUs (40%) and stock options (30%) while Mr. Harvey’s employment agreement provided for his annual long-term incentive grant to be made entirely in the form of RSUs.

In 2018, the Compensation Committee evaluated the Company’s long-term equity incentive program in light of the pending sale of the Company, and decided not to grant stock options as part of the regular annual long-term incentive awards in 2019 due to the fact that stock options would not provide a meaningful compensation opportunity because of the limited potential upside due to the short expected window between the grant and the expected consummation of the pending Merger. The Compensation Committee believed granting additional RSUs in place of stock options was a reasonable and appropriate way to provide comparable value to executives while still providing compensation value that is based on stock price performance and that is retentive in nature. This change in our incentive compensation mix (60% RSUs and 40% PSUs) in 2019 is reflected in the new employment contracts the Company entered into with Messrs. Bigelow, Harvey and Wert. Mr. Kern does not participate in our long-term incentive program and Mr. Lazarus, as a consultant, will also not be entitled to receive equity grants in 2019. See “New Employment Agreements with Messrs. Bigelow, Harvey and Wert” and “Consulting Agreement with Mr. Lazarus” below.

Performance Share Units

PSUs provide recipients with the ability to earn long-term incentives based on the extent to which performance goals are achieved throughout the three-year cycle established for each award. PSUs are granted in order to motivate performance toward achieving critical operating objectives, with payment of earned values tied directly to stock price and deferred until the close of the full three-year cycle, generally subject to continued employment, in order to strengthen shareholder alignment and support retention of key talent. Our general pay philosophy provides for 40% of our NEOs’ total long-term incentive grant value to be comprised of PSUs.

Each year the Compensation Committee establishes the performance goals associated with the tranche of the PSUs that is eligible to be earned that year. In 2018, the Compensation Committee established the 2018 Compensation Adjusted EBITDA goals under the PSUs, including the target level of performance, the threshold level of performance (below which no PSUs will be earned for the 2018 period) and the maximum level of performance (at which the maximum number of PSUs will be earned for the 2018 period). The 2018 PSU awards were granted in February of 2018 and the 2018 performance goals were established in the first quarter of 2018. We expect the performance goals for each of the 2019 and 2020 portions of the 2018-2020 three-year PSU cycle will be set in the first quarter of each respective year. If the Merger is consummated, PSUs will generally become immediately vested with performance conditions for each open performance period as of the date of the consummation of the Merger deemed achieved at the target level of performance and will be cancelled in exchange for a cash payment.

The table below shows the levels of Compensation Adjusted EBITDA required in order to earn the portion of the 2018-2020 PSU awards that was based on 2018 performance. Likewise, each 2018 tranche of any outstanding three-year cycle PSU awards granted in 2016 and 2017 will also vest based on the degree of achievement of the 2018 performance goals set forth below. Levels of funding between threshold and maximum are determined using linear interpolation.

2018 Performance Share Unit Performance Ranges ($ in millions)
	Threshold Performance (80%)	Target Performance (100%)	Maximum Performance (120%)	Actual Performance (114%)
Compensation Adjusted EBITDA ($, in millions)	453	566	679	648
Payout as a percentage of target (%)	50	100	200	172

2018 Performance Against PSU Targets

Actual 2018 Compensation Adjusted EBITDA was $648 million, which resulted in the achievement of 172% of target for the 2018 performance period.

Restricted Stock Units

RSUs granted to our NEOs in 2018 vest ratably over four years, generally subject to continued employment or service with us. RSUs help establish an immediate ownership stake and fluctuate in value (up or down) based on the price of the Company’s Class A common stock. In addition, RSUs serve as a strong retention incentive for key talent. Our general pay philosophy in 2018 provided for 30% of our NEOs’ total long-term incentive grant value to be comprised of RSUs. As noted above, RSUs will make up 60% of the long-term incentive grant value for our NEOs in 2019. If the Merger is consummated, RSUs will generally become immediately vested and will be cancelled in exchange for a cash payment.

Stock Options

Stock options granted to our NEOs in 2018 vest ratably over four years, generally subject to continued employment or service, and have a ten-year term. Stock options deliver value to our NEOs only if the Company’s stock price rises above the grant-date price. Stock options are issued with an exercise price equal to the fair market value of a share of the Company’s Class A common stock on the date of grant and cannot be repriced or reloaded without shareholder approval. Our general pay philosophy in 2018 provided for 30% of our NEOs’ total long-term incentive grant value to be comprised of stock options. As noted above, we do not intend to include stock options as a part of our regular long-term incentive program for our NEOs in 2019. If the Merger is consummated, the stock options will generally become immediately vested and will be cancelled in exchange for a cash payment.

Regular Quarterly Dividend Equivalents

In 2018, regularly quarterly dividend equivalents were approved and accrued on all outstanding RSUs and PSUs on the regular quarterly dividend payment dates. These quarterly dividend equivalents will vest as and with the RSUs and PSUs with respect to which they were granted (i.e., no dividend equivalents will be paid unless and until the underlying equity award is earned and/or vests).

Executive Benefits and Perquisites

NEOs are eligible for the same benefits as full-time employees generally, including life, health, and disability insurance and 401(k) retirement benefits. We do not offer supplemental executive benefits or perquisites of any kind.

New Employment Agreements with Messrs. Bigelow, Harvey and Wert

Effective April 1, 2018, the Compensation Committee approved an employment agreement with Mr. Harvey in 2018 to recognize the evolution of his role from an interim role to a permanent role. The initial term of the agreement was subject to expiration on March 31, 2019, subject to an additional one-year renewal. The employment agreement entitled Mr. Harvey to receive an annual base salary of at least $600,000 and the opportunity to earn an annual cash bonus with a target of $600,000 based on the achievement of performance goals determined by the Compensation Committee of the Board. Pursuant to the agreement, for 2018, Mr. Harvey was entitled to receive a long-term incentive grant having an aggregate grant date fair market value of $600,000, in the form of RSUs. The agreement also provided for certain limited severance benefits in connection with an involuntary termination of employment. Also in 2018, following the termination of the merger agreement with Sinclair, Mr. Harvey was awarded a bonus of $174,520 in recognition of his substantial services to the Company in 2017.

In anticipation of the fact that the employment agreements with Messrs. Bigelow and Wert were scheduled to expire at the end of 2018 (or in the case of Mr. Harvey, shortly thereafter), on November 30, 2018, the Compensation Committee approved new employment agreements with Messrs. Bigelow, Wert and Harvey on terms generally similar to those in each of their expiring agreements for a new term which began on January 1, 2019 and will end on December 31, 2020, except that Mr. Harvey’s new agreement provides for additional severance and benefits entitlements consistent with those provided to other senior level executives. The term of Mr. Harvey’s employment agreement will be extended for additional one-year terms unless the Company or Mr. Harvey gives the other party at least 90 days’ notice to terminate his agreement. In connection with their new employment agreements, the Compensation Committee approved supplemental one-time equity grants of 29,806 PSUs to Mr. Bigelow, and RSUs with an aggregate grant date value of $600,000 to Mr. Wert, to be made in 2019, in order to heighten their alignment with shareholders through the process of identifying the best sale terms for the Company, thereby motivating maximum shareholder value creation. In addition, the continued stewardship of Messrs. Bigelow and Wert was critical to executing on a successful transaction, and these awards were intended to provide a meaningful incentive for each of them to remain with the Company through and beyond the successful sale of the Company.

The material terms of each of these employment agreements are summarized below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “—Potential Payments Upon Termination or Change in Control”.

Consulting Agreement with Mr. Lazarus

As noted above, on November 30, 2018, the Compensation Committee approved a consulting agreement with Mr. Lazarus, which provides for his continued service for the Company as a consultant effective upon the conclusion of his employment term on December 31, 2018. As a consultant, Mr. Lazarus will assist the Company with oversight of its regulatory compliance, management of Tribune’s litigation with Sinclair and any class actions and material litigation in existence immediately prior to the date of the consulting agreement, as well as strategic corporate opportunities, including the sale of the Company. The consulting agreement is for a one-year term through December 31, 2019, that will be automatically extended to March 31, 2020 if a change in control (as defined in the consulting agreement) is not consummated by December 31, 2019. Pursuant to the consulting agreement, Mr. Lazarus will be paid an annual consulting fee of $375,000, and he will have an opportunity to earn an annual cash bonus with a target of $375,000. The consulting agreement also provides for severance payments and benefits to him in connection with certain terminations of his consulting role. The material terms of the consulting agreement with Mr. Lazarus are further summarized below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “—Potential Payments Upon Termination or Change in Control”.

Retention and Transaction Bonuses

On August 9, 2018, in connection with the Company’s termination of the merger agreement with Sinclair, the Compensation Committee approved payment of retention bonuses to Messrs. Bigelow, Lazarus and Wert equal to 16% of their respective target annual bonuses under the MIP for the 2018 fiscal year, which had been conditioned on completion of the Sinclair merger. These retention bonuses were paid to Messrs. Bigelow, Lazarus and Wert, like other recipients of retention bonuses, in recognition of the substantial efforts and time that each of them devoted to the Company’s anticipated merger with Sinclair and their contributions to maintain and grow the Company’s business in the period preceding termination of the Company’s merger agreement with Sinclair.

Pursuant to the Merger Agreement, the Company may also grant retention, transaction and special bonuses to selected employees, directors and consultants from a retention bonus pool in an amount not to exceed $20,000,000 in the aggregate, provided that no more than $10,000,000 of the retention bonus pool may be paid as transaction or special bonuses and no more than 50% of the retention bonuses may be paid on or before the consummation of the Merger. As of the date hereof, the Company has not yet allocated retention or transaction bonuses from the retention bonus pool to its executive officers, consultants or directors.

Adoption of Executive Incentive Plan

On October 19, 2018, the Compensation Committee approved the adoption of the Tribune Media Company Executive Incentive Plan (the “EIP”), which replaces and formalizes the terms of the MIP, described above. The EIP will govern the annual incentive bonuses paid to our NEOs (excluding Mr. Kern) beginning with fiscal year 2019. The EIP provides for the grant of cash award opportunities with respect to specified performance periods (generally the Company’s fiscal year) based on the achievement of specified performance criteria, which for the NEOs, will be established by the Compensation Committee at the beginning of the relevant performance period. Except as provided by the Compensation Committee in writing, the maximum amount payable to any of the NEOs in any calendar year will be 200% of his or her target award opportunity for such year. If an NEOs employment is terminated without cause after six months have elapsed in a performance period, the participant will be entitled to receive a pro-rated bonus with respect to such performance period, based on actual performance (but not in excess of his or her target award opportunity). On a change in control of the Company, each participating NEO will be paid a pro-rated award based on the number of calendar days the participant was employed during the applicable performance period prior to the consummation of the change in control and determined based on achievement of the applicable performance criteria, subject to a maximum amount specified in the EIP.

Other Compensation-Related Matters

Tax Effects of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for a company’s named executive officers. The Compensation Committee considers the impact of limitations on deductibility due to Section 162(m) of the Code, although it has paid or granted and will continue to pay or grant compensation and awards that are not intended to be fully deductible under Section 162(m) of the Code when it believes that other considerations outweigh the tax deductibility of the compensation. In 2018, the Compensation Committee also took into consideration the tax consequences of certain merger-related payments under Sections 280G or 4999 of the Code.

Accounting Considerations

The accounting impact of our executive compensation program is one of several factors that the Compensation Committee considers in determining the structure and size of our executive compensation program. In general, the Company records cash compensation as an expense at the time the obligation is accrued, and accounts for equity compensation paid to our employees under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or “ASC 718”, which requires us to estimate and record an expense over the service period of the equity award.

Response to Advisory Vote on Executive Compensation

At our annual shareholder meeting in 2018, we conducted an advisory vote on executive compensation. This non-binding, advisory vote was supported by 55.9% of votes cast at our annual shareholder meeting. The Compensation Committee is continually evaluating our compensation practices so as to best align the interests of our named executive officers with those of our stockholders, and will continue to do so. As noted above, the Compensation Committee has deemed it appropriate to prioritize ensuring the continued employment of the Company’s key executives through and beyond the consummation of a successful sale of the Company. The Compensation Committee views the retention and stability of the Company’s current leadership team as critical to both the pending Merger as well as the Company’s ongoing growth and continued successes.

Summary Compensation Table

The following table summarizes the total compensation awarded to, earned by, or paid to our NEOs for each of the 2016, 2017 and 2018 fiscal years.

Name(1)	Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Compensation ($)(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Peter Kern	Chief Executive Officer	2018	2,400,000	6,000,000	—	—	—	—	11,000	8,411,000
		2017	2,104,616	5,000,000	114,979	—	—	—	95,800	7,315,395

Chandler Bigelow	EVP and Chief Financial Officer	2018	700,000	112,000	2,039,183	299,996	952,000	—	10,977	4,114,156
		2017	700,000	1,400,000	1,654,031	299,994	616,000	2,210	10,800	4,683,034
		2016	700,000		1,217,827	299,996	595,000	1,508	10,600	2,824,931

Lawrence Wert	President, Broadcast Media	2018	817,308	160,000	678,703	254,993	1,360,000	—	11,000	3,282,004
		2017	850,000	—	547,594	254,992	880,000	—	10,800	2,543,386
		2016	812,705	—	421,093	1,049,996	786,250	—	10,600	3,080,644

Gavin Harvey	President – WGN America and Tribune Studios	2018	600,000	174,520	599,978	—	816,000	—	10,975	2,201,473

Edward Lazarus	Former EVP, General Counsel, Chief Strategy Officer and Corporate Secretary	2018	750,000	120,000	839,194	299,996	1,020,000	—	11,000	3,040,189
		2017	750,000	1,500,000	1,674,626	299,994	660,000	—	10,800	4,895,419
		2016	750,000	—	1,243,833	299,996	637,500	—	10,600	2,941,929

(1)	Mr. Kern was not a NEO in 2016. Mr. Harvey was not a NEO in 2016 or 2017.
(2)

The amounts in this column reflect bonuses paid to Mr. Kern for his services in 2018 and 2017, a bonus paid to Mr. Harvey in recognition of his services in 2017, and retention bonuses paid to Messrs. Bigelow, Lazarus and Wert in 2018 in recognition of the substantial efforts and time that each devoted to the Company’s anticipated merger with Sinclair and their contributions to maintain and grow the Company’s business in the period preceding termination of the merger agreement with Sinclair and in 2017, to Messrs. Bigelow and Lazarus for their continuous employment with the Company through December 31, 2017.

(3)

The amounts in these columns represent the aggregate grant date fair value of awards granted to the NEOs under our 2016 Incentive Compensation Plan, or in the case of Mr. Kern, an award granted under the 2016 Stock Compensation Plan for Non-Employee Directors for his services on our Board, in each case, computed in accordance with ASC 718, modified to exclude the effect of estimated forfeitures. The assumptions used in the valuation of equity awards are disclosed in Note 14 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. The grant date values of PSUs have been determined based on the probable outcome of the performance conditions associated with the awards. The value of the PSUs granted in 2018 on the grant date (excluding Mr. Bigelow’s supplemental PSU award), assuming the highest level of achievement of the performance conditions associated with the awards, was: Mr. Bigelow, $1,078,402; Mr. Wert, $847,491; and Mr. Lazarus, $1,078,402 (Messrs. Kern and Harvey did not receive PSU awards). The value of the PSUs granted in 2017 on the grant date, assuming the highest level of achievement of the performance conditions associated with the awards, was: Mr. Bigelow, $696,652; Mr. Wert, $585,234; and Mr. Lazarus, $737,843 (Mr. Kern did not receive a PSU award). The value of the PSUs granted in 2016 (both the annual and supplemental awards) on the grant date, assuming the highest level of achievement of the performance conditions associated with the awards, was: Mr. Bigelow, $2,067,751; Mr. Wert, $422,225 (Mr. Wert did not receive a supplemental PSU award); and Mr. Lazarus, $2,119,764.

(4)

The aggregate grant date fair values of the 2016 tranche of the 2014 PSUs, 2015 PSUs and 2016 PSUs are reflected in the 2016 fiscal year rows of this column. The aggregate grant date fair values of the 2017 tranche of the 2015 PSUs, 2016 PSUs and 2017 PSUs are reflected in the 2017 fiscal year rows of this column. The aggregate grant date fair values of the 2018 tranche of the 2016 PSUs, 2017 PSUs and 2018 PSUs are reflected in the 2018 fiscal year rows of this column. No amounts have been included with respect to dividend equivalents credited with respect to RSUs and PSUs because the right to receive such dividend equivalents was factored into the grant date value of the awards. For additional information, see Note 14 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(5)	The amounts in this column represent bonuses earned under the MIP. See “Components of the Compensation Program—Annual Incentives.”
(6)

Represents the increase in actuarial present value of Mr. Bigelow’s pension benefit in 2016 and 2017. In 2018, there was a decrease in the actuarial present value of Mr. Bigelow’s pension benefit of $1,366. For more information see the “Pension Benefits” table.

(7)

The amounts in this column represent contributions made by us under our 401(k) savings plan. For 2017, the amount for Mr. Kern includes an $85,000 cash retainer fee for his services on the Board of Directors and a 401(k) match of $10,800.

Grants of Plan-Based Awards for Fiscal Year 2018

The following table shows certain information regarding grants of plan-based awards to our NEOs during the 2017 fiscal year.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(6)			All other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Awards: Numbers of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Executive	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter Kern	—		—	—	—	—	—	—	—	—	—	—
Chandler Bigelow	—		350,000	700,000	1,050,000	—	—	—	—	—	—	—
	2/1/2018		—	—	—	—	—	—	—	26,478	42.85	299,996
	2/1/2018		—	—	—				7,001	—	—	299,993
	2/15/2018		—	—	—	1,556	3,111	6,222		—	—	131,906
	2/15/2018		—	—	—	2,085	4,169	8,338	—	—	—	176,766
	2/15/2018					2,719	5,437	10,874				230,529
	11/30/2018	(7)	—	—	—	29,806	29,806	29,806	—	—	—	1,199,990
Lawrence Wert	—		500,000	1,000,000	1,500,000	—	—	—	—	—	—
	2/1/2018		—	—	—	—	—	—	—	22,506	42.85	254,993
	2/1/2018		—	—	—	—	—	—	5,950	—	—	254,958
	2/15/2018		—	—	—	1,322	2,644	5,288	—	—	—	112,106
	2/15/2018		—	—	—	1,722	3,544	7,088	—	—	—	150,266
	2/15/2018		—	—	—	1,903	3,806	7,612	—	—	—	161,374
Gavin Harvey	6/20/2018		300,000	600,000	900,000				15,764		—	599,978
Edward Lazarus	—		375,000	750,000	1,125,000	—	—	—	—	—	—
	2/1/2018		—	—	—	—	—	—	—	26,478	42.85	299,996
	2/1/2018		—	—	—	—	—	—	7,001	—	—	299,993
	2/15/2018		—	—	—	1,556	3,111	6,222		—	—	131,906
	2/15/2018		—	—	—	2,085	4,169	8,338	—	—	—	176,766
	2/15/2018		—	—	—	2,719	5,437	10,874	—	—	—	230,529

(1)

The amounts in this column represent the annual cash bonus opportunities at threshold, target and maximum payout levels under the MIP for the fiscal year ended December 31, 2018. See “—Components of the Compensation Program—Annual Incentives” for a description of the MIP.

(2)	The amounts in this column represent PSUs granted under the 2016 Incentive Compensation Plan. See “—Components of the Compensation Program—Long-Term Incentives” for a description of these awards.
(3)	The amounts in this column represent RSUs granted under the 2016 Incentive Compensation Plan. RSUs vest ratably over four years, subject to continued employment.
(4)	The amounts in this column represent nonqualified stock options granted under the 2016 Incentive Compensation Plan. Stock options vest ratably over four years, subject to continued employment.
(5)

The amounts in this column are valued based on the aggregate grant date fair value computed in accordance with ASC 718, modified to exclude the effect of estimated forfeitures. The assumptions used in the valuation of equity awards are disclosed in Note 14 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. See footnotes 3 and 4 to the Summary Compensation Table.

(6)	The amounts in these columns reflect the 2018 tranche of the 2016, 2017 and 2018 PSU grants. For additional information concerning these awards, see footnote 4 of the Summary Compensation Table above.
(7)

Represents an award of PSUs to which Mr. Bigelow became entitled upon execution of his employment agreement on November 30, 2018, such PSU award to be granted on the first business day of the term of his new employment agreement and eligible to vest in full upon achievement by the Company of a closing stock price of the Company’s Class A common stock at or above $45.00 per share maintained for 15 consecutive trading days during a performance period of November 30, 2018 until December 31, 2020. Because all conditions necessary for the grant to be made existed upon Mr. Bigelow’s execution of his new employment agreement on November 30, 2018, for accounting purposes under ASC 718, the grant was treated as having been made on that date rather than on January 2, 2019. On January 2, 2019, the PSUs were granted, and also all vested as of that date because a closing stock price of the Company’s Class A common stock had been maintained for 15 consecutive trading days at or above $45.00 per share for a period of fifteen consecutive trading days following November 30, 2018.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into a letter agreement with Mr. Kern and into employment agreements with each of Messrs. Bigelow, Wert and Harvey. Prior to the conclusion of his employment term and transition to a consulting role, we had also entered into an employment agreement with Mr. Lazarus. The material terms of these agreements are described below.

Peter Kern

On March 6, 2017, we entered into a letter agreement with Mr. Kern, which entitles him to a monthly payment amount of $200,000 for his services as CEO, as well as eligibility for an annual bonus to be determined in the discretion of the Board. Mr. Kern’s agreement does not provide for any contractually stipulated severance or change in control payments or benefits.

Chandler Bigelow

Effective April 26, 2017, we entered into an employment agreement with Mr. Bigelow, which was for a non-renewing term expiring on December 31, 2018. Pursuant to the employment agreement, Mr. Bigelow was entitled to an annual base salary of at least $700,000, subject to upward adjustment in the sole discretion of the Company, the opportunity to earn an annual cash bonus with a target of $700,000, based on the achievement of performance goals determined by the Company, and an annual long-term incentive grant having an aggregate grant date fair market value of $1,000,000, divided 30% in the form of RSUs, 40% in the form of PSUs and 30% in the form of stock options, with RSUs and stock options to vest ratably over a four-year period, and PSUs to have a three-year performance period. The agreement also provided for a one-time supplemental grant of RSUs which were granted to Mr. Bigelow on April 27, 2017, and, pursuant to the employment agreement, because Mr. Bigelow remained continuously employed by the Company through December 31, 2017, he became entitled to receive a retention bonus equal to $1,400,000, which was paid in substantially equal installments during the 12-month period following December 31, 2017.

Effective January 1, 2019, we entered into a new employment agreement with Mr. Bigelow, which will supersede and replace Mr. Bigelow’s employment agreement described above. The new employment agreement has a non-renewing term that expiries December 31, 2020. The new employment agreement with Mr. Bigelow provides for the same compensation and benefits as the prior employment agreement, with certain exceptions. Mr. Bigelow will have the same annual base salary and target bonus as under his prior employment agreement, and the grant date value of his annual equity grant will remain the same but will consist of 60% RSUs and 40% PSUs. Mr. Bigelow is entitled to participate in our benefit plans and programs, including any medical, dental and life insurance benefits and our 401(k) plan.

Mr. Bigelow’s new employment agreement provides for a one-time supplemental PSU grant of 29,806 PSUs, which vest if, for a 15 consecutive trading day period before December 31, 2020, the closing price of the Company’s common stock is at least $45.00 (reduced for cash dividends paid during this period), subject to Mr. Bigelow’s continued employment through the vesting date, or would vest, on an accelerated basis, upon the occurrence of a change in control or if Mr. Bigelow had a qualifying termination of employment in anticipation of a change in control that ultimately occurs on or before the earlier of the anniversary of such qualifying termination of employment or December 31, 2020. These supplemental PSUs were granted to Mr. Bigelow on January 2, 2019, and also all vested as of that date because a closing stock price of the Company’s Class A common stock had been maintained for 15 consecutive trading days at or above $45.00 per share for a period of fifteen consecutive trading days following the execution of his agreement on November 30, 2018.

Lawrence Wert

Effective July 18, 2016, we entered into an employment agreement with Mr. Wert, which was for an initial term expiring on December 31, 2018. Pursuant to the employment agreement, Mr. Wert was entitled to an annual base salary of at least $850,000, subject to upward adjustment in the sole discretion of the Board, the opportunity to earn an annual cash bonus with a target of $1,000,000 for the 2017 and 2018 fiscal years, based on the achievement of performance goals determined by the Compensation Committee or the Board, and an annual long-term incentive grant having an aggregate grant date fair market value of $850,000, divided 30% in the form of RSUs, 40% in the form of PSUs and 30% in the form of stock options, with RSUs and stock options to vest ratably over a four-year period, and PSUs to have a three-year performance period. The agreement also provided for a one-time supplemental sign-on grant of stock options, which were granted to Mr. Wert in 2016.

Effective January 1, 2019, we entered into a new employment agreement with Mr. Wert, which will supersede and replace Mr. Wert’s employment agreement described above. The new employment agreement has a non-renewing term that expires December 31, 2020. The new employment agreement with Mr. Wert provides similar compensation and benefits as the prior employment agreement, with certain exceptions. Mr. Wert will have the same annual base salary and target bonus as under his prior employment agreement, and the grant date value of his annual equity grant will remain the same but will consist of 60% RSUs and 40% PSUs. Mr. Wert is entitled to participate in our benefit plans and programs, including any medical, dental and life insurance benefits and our 401(k) plan.

Mr. Wert’s new employment agreement provides for a supplemental one-time grant to him of RSUs with an aggregate grant date value of $600,000, to be granted in 2019. The supplemental RSUs will be eligible to vest on December 31, 2020, subject to Mr. Wert’s continued employment through the applicable vesting date. Also, the supplemental RSUs will fully vest if Mr. Wert’s employment is terminated in a qualifying termination prior to December 31, 2020. The supplemental RSUs are subject to the other terms of the 2016 Incentive Compensation Plan, including treatment upon a change in control.

Gavin Harvey

Effective April 1, 2018, we entered into an employment agreement with Mr. Harvey. The initial term of the agreement was subject to expiration on March 31, 2019, subject to an additional one-year renewal. Pursuant to the employment agreement, Mr. Harvey received an annual base salary of at least $600,000 and had the opportunity to earn an annual cash bonus with a target of $600,000 based on the achievement of performance goals determined by the Compensation Committee or the Board. Pursuant to the agreement, for 2018, Mr. Harvey was entitled to receive a long-term incentive grant having an aggregate grant date fair market value of $600,000, in the form of RSUs.

Effective January 1, 2019, we entered into a new employment agreement with Mr. Harvey, which superseded and replaced Mr. Harvey’s employment agreement dated as of November 29, 2018. The new employment agreement has an initial term that expires December 31, 2020 and will be extended for additional one-year terms unless the Company or Mr. Harvey gives the other party at least 90 days’ notice to terminate his agreement. The new employment agreement with Mr. Harvey provides similar compensation and benefits as the prior employment agreement, with certain exceptions. Mr. Harvey will have the same annual base salary and target bonus as under his prior employment agreement, and the grant date value of his annual equity grant will remain the same but will consist of 60% RSUs and 40% PSUs. Mr. Harvey is entitled to participate in our benefit plans and programs, including any medical, dental and life insurance benefits and our 401(k) plan.

Edward P. Lazarus

Effective April 26, 2017, we entered into an employment agreement with Mr. Lazarus, with a non-renewing term expiring on December 31, 2018. Pursuant to the employment agreement, Mr. Lazarus was entitled to an annual base salary of at least $750,000, subject to upward adjustment by the Board in its sole discretion, the opportunity to earn an annual cash bonus with a target of $750,000 based on the achievement of performance goals determined by the Compensation Committee or the Board after consultation with Mr. Lazarus, and an annual long-term incentive grant having an aggregate grant date fair market value of $1,000,000, divided 30% in the form of RSUs, 40% in the form of PSUs and 30% in the form of stock options, with RSUs and stock options to vest ratably over a four-year period, and PSUs to have a three-year performance period. The agreement also provided for a one-time supplemental sign-on grant of RSUs, which were granted to Mr. Lazarus in 2017.

Pursuant to the employment agreement, because Mr. Lazarus remained continuously employed by the Company through December 31, 2017, he became entitled to receive a retention bonus equal to $1,500,000, which was paid in substantially equal installments during the 12-month period following December 31, 2017.

Effective January 1, 2019, we entered into a consulting agreement with Mr. Lazarus, which provides for his continued service with the Company as a consultant following the conclusion of his employment term on December 31, 2018, for a one-year term through December 31, 2019, that will be automatically extended to March 31, 2020 if a change in control (as defined in the consulting agreement) is not consummated by December 31, 2019. Pursuant to the consulting agreement, Mr. Lazarus will be paid an annual consulting fee of $375,000, and he will have an opportunity to earn an annual cash bonus with a target of $375,000. As a consultant, Mr. Lazarus is no longer entitled to participate in our benefit plans and programs, including any medical, dental and life insurance benefits and our 401(k) plan.

Each of the foregoing agreements with Messrs. Bigelow, Wert, Harvey and Lazarus also provide for certain payments and benefits upon a termination of employment (or service, as applicable), which are described below under “—Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year End 2018

The following table shows certain information regarding outstanding equity awards held by named executive officers as of December 31, 2018.

Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#) (6)		Market Value of Shares That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(15)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)(16)
Peter Kern	—	—		—	—	—		—	—		—

Chandler Bigelow	13,363	—		40.65	5/7/2023	1,092	(8)	49,576	26,316	(17)	1,194,229
	55,704	—		56.09	2/11/2024	6,609	(9)	299,913	19,148	(18)	868,932
	7,101	—		60.19	3/5/2024	7,401	(10)	335,868	29,806	(19)	1,352,596
	7,770	2,590	(2)	44.08	2/11/2025	13,906	(11)	631,054	—		—
	24,364	24,364	(3)	24.53	2/8/2026	7,181	(12)	325,873	—		—
	9,469	28,409	(4)	31.98	2/14/2027	20,128	(13)	913,405	—		—
	—	26,478	(5)	42.85	2/1/2028	—		—	—		—

Lawrence Wert	14,032	—		40.65	5/7/2023	1,311	(8)	59,511	22,369	(17)	1,015,099
	41,777	—		56.09	2/11/2024	4,626	(9)	209,929	16,276	(18)	738,602
	8,523	—		60.19	3/5/2024	6,291	(10)	285,500	—		—
	9,324	3,109	(2)	44.08	2/11/2025	6,103	(12)	276,952	—		—
	17,054	17,056	(3)	24.53	2/8/2026	14,089	(13)	639,367	—		—
	118,900	—		37.01	8/3/2026	—		—	—		—
	8,049	24,147	(4)	31.98	2/14/2027	—		—	—		—
	—	22,506	(5)	42.85	2/1/2028	—		—	—		—

Gavin Harvey	—	—		—	—	15,960	(14)	724,271	—		—

Edward Lazarus	11,358	—		40.65	5/7/2023	1,404	(8)	63,705	26,316	(17)	1,194,229
	55,704	—		56.09	2/11/2024	6,609	(9)	299,913	19,148	(18)	868,932
	7,912	—		60.19	3/5/2024	7,401	(10)	335,868	—		—
	9,990	3,330	(2)	44.08	2/11/2025	13,906	(11)	631,054	—		—
	24,364	24,364	(3)	24.53	2/8/2026	7,181	(12)	325,873	—		—
	9,469	28,409	(4)	31.98	2/14/2027	20,128	(13)	913,405	—		—
	—	26,478	(5)	42.85	2/1/2028	—		—	—		—

(1)

The amounts in this column represent nonqualified stock options granted under the Tribune Company 2013 Equity Incentive Plan (the “2013 Plan”) or the 2016 Incentive Compensation Plan, as applicable, and, with respect to stock options granted in 2016 and prior years, as adjusted for a special dividend in 2015 and/or a special dividend in 2017, as applicable.

(2)	Vesting in four equal annual installments on February 11, 2016—2019.
(3)	Vesting in four equal annual installments on February 8, 2017—2020.
(4)	Vesting in four equal annual installments on February 14, 2018—2021.
(5)	Vesting in four equal annual installments on February 1, 2019—2022.
(6)

The amounts in this column represent RSUs and restricted stock awards granted under the 2013 Plan or the 2016 Incentive Compensation Plan, as applicable, as adjusted for a special dividend in 2015 and/or a special dividend in 2017, as applicable, plus dividend equivalents accrued from regular quarterly dividends. This column also includes 2016 PSUs that vested on December 31, 2018 but were not formally approved by the Board until March 1, 2019.

(7)	Represents the value of unvested RSUs (including accrued dividend equivalents) using the closing price of the Company’s Class A common stock on December 31, 2018.
(8)	Vesting in full on February 11, 2019.
(9)	Vesting in equal annual installments on February 8, 2019—2020.
(10)	Vesting in equal annual installments on February 14, 2019—2021.
(11)	Vesting in equal annual installments on December 31, 2019—2020.
(12)	Vesting in equal annual installments on February 1, 2019—2022.
(13)	PSUs that vested on December 31, 2018 but were not formally approved by the Board until March 1, 2019.
(14)	Vesting in equal annual installments on June 20, 2019—2022.
(15)

The amounts in this column represent the maximum issuable number of PSUs granted under the 2016 Incentive Compensation Plan, as adjusted for a special dividend in 2017, if applicable, plus dividend equivalents accrued from regular quarterly dividends, assuming the applicable maximum level of performance is achieved.

(16)

Represents the value of unvested PSUs (including unvested dividend equivalents) using the closing price of the Company’s Class A common stock on December 31, 2018, assuming the applicable maximum level of performance is achieved.

(17)	Vesting after completion of performance period for fiscal years 2017—2019.
(18)	Vesting after completion of performance period for fiscal years 2018—2020.
(19)

Supplemental PSU award that is eligible to vest in full, if a closing stock price of the Company’s Class A common stock is maintained for 15 consecutive trading days that equals or exceeds $45, as adjusted for dividends declared during a performance period from November 30, 2018 until December 31, 2020. This award vested in full on January 2, 2019.

Option Exercises and Stock Vested in 2018

The following table shows certain information regarding vesting of RSUs and PSUs of our NEOs during 2018. None of our NEOs exercised any stock options during 2018.

	Stock Awards
	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Peter Kern(1)	—	—
Chandler Bigelow	18,433	800,270
Lawrence Wert	12,085	509,944
Edward Lazarus	20,754	897,949

(1)

Mr. Kern elected to defer receipt of the RSUs that had been granted to him in 2017 for his service on our Board prior to his appointment as CEO and that vested on January 1, 2018. The value of the 4,008.3989 shares underlying the RSUs that vested, which amount included dividend equivalents accrued in connection with regular quarterly dividends occurring from the date of grant through the vesting date and that vested simultaneously with the underlying RSUs, was $170,236.70, based on the closing price of a share of the Company’s Class A common stock on December 29, 2017, the business day immediately prior to such vesting date.

(2)	Amounts in this column include dividend equivalents accrued in connection with regular quarterly dividends which vested simultaneously with the underlying RSUs and PSUs.
(3)

The amounts in this column represent value received upon the vesting of RSUs and PSUs, in each case, based on the closing price of a share of the Company’s Class A common stock on the relevant vesting date. Each RSU and PSU is the economic equivalent of one share of the Company’s Class A common stock.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service at end of Fiscal Year 2018(1)	Present Value of Accumulated Benefits at end of Fiscal Year 2018 ($)(2)	Payments during Fiscal Year 2018($)
Peter Kern	—	—	—	—
Chandler Bigelow	Cash Balance Plan	2	$20,073	0
Lawrence Wert	—	—	—	—
Gavin Harvey	—	—	—	—
Edward Lazarus	—	—	—	—

(1)

The amounts in this column represent the number of years Mr. Bigelow participated in our cash balance pension plan before it was frozen. Mr. Bigelow is fully vested in his benefits under the Cash Balance Plan.

(2)

The amounts in this column represent the actuarial present value of Mr. Bigelow’s accrued benefits under the Cash Balance Plan as of December 31, 2018 and is based on the following assumptions, which are consistent with those used in our audited consolidated financial statements: (a) 4.20% discount rate; (b) 3.00% cash balance interest crediting rate; (c) RP-2014 mortality with MP-2017 generational projection scale; (d) assumed retirement at age 65; and (e) participant taking a lump sum payment.

Tribune Company Pension Plan

Mr. Bigelow was provided benefit accruals under the Tribune Company Cash Balance Pension Plan (the “Cash Balance Plan”) from December 31, 2007 to December 31, 2009 under a cash balance formula. None of the other NEOs participate in the Cash Balance Plan.

Under the Cash Balance Plan, opening account balance equal to 2% of eligible compensation was provided as of December 31, 2007 to eligible participants who had completed one year of service with 1,000 hours and attained age 21. Participants then received annual pay credits equal to 3% of eligible compensation. Compensation for this purpose is generally defined as a participant’s base compensation plus commissions, if any, limited by the IRS qualified plan pay limits. Interest is credited to the account quarterly with credits equal to the yield on ten-year U.S. Treasury notes for the November of the immediately preceding calendar year. The annual pension benefit is equal to the actuarial equivalent of the participant’s cash balance account expressed as a monthly single life annuity.

As of December 31, 2009, both eligibility and benefit accruals were frozen under the Cash Balance Plan. Accordingly, as of that date, no annual pay credits are made and no additional years of service are recognized under the terms of the plan for purposes of retirement benefit accruals. The Cash Balance Plan continues to provide interest credits for participants with a cash balance account. The forms of benefit under the Cash Balance Plan include various annuity options, and participants are given the option of receiving their cash balance account as a lump sum.

Participants become fully vested upon the completion of three years of vesting service under the cash balance plan. Mr. Bigelow has satisfied this vesting condition. The normal retirement age under the plan is age 65. Cash Balance Plan participants can commence benefits at any age as long as they are vested at termination or retirement. There are no early retirement subsidies for this benefit.

The disclosure in the pension benefits table of the actuarial present value of Mr. Bigelow’s accumulated benefit under the Cash Balance Plan and the number of years of service credited to him under the plan is computed as of the pension plan measurement date used for financial statement reporting purposes with respect to the audited consolidated financial statements for our 2018 fiscal year (January 1, 2018 to December 31, 2018).

Nonqualified Deferred Compensation for Fiscal 2018

Name	Executive Contributions in Fiscal Year 2018	Company Contributions in Fiscal Year 2018	Aggregate Earnings in Fiscal Year 2018 ($)(2)	Aggregate Withdrawals/ Distributions in Fiscal Year 2018 ($)	Aggregate Balance at End of Fiscal Year 2018 ($)
Peter Kern(1)	170,237	0	16,340	0	186,577
Chandler Bigelow	0	0	8,899	0	1,238,969
Lawrence Wert	—	—	—	—	—
Gavin Harvey	—	—	—	—	—
Edward Lazarus	—	—	—	—	—

(1)

Reflects 4,111.446 deferred stock units held by Mr. Kern as of December 31, 2018, which accrue dividend equivalents in connection with regular quarterly dividends, and will become payable to Mr. Kern upon the earlier of his termination of service or a change in control. The value reflected in the table is the value of the aggregate number of shares underlying the deferred stock units as of December 31, 2018 (4,111.446) based on the closing price of a share of the Company’s Class A common stock on December 31, 2018 ($45.38).

(2)

The amount reported in the earnings column above is not reported as compensation in the Summary Compensation Table because the applicable earnings rate was not in excess of market rates and the dividends accrued in respect of Mr. Kern’s deferred stock units were not preferential.

Mr. Kern elected to defer settlement of the RSUs that had been granted to him for his service on our Board prior to his appointment as CEO and that became vested on January 1, 2018. Pursuant to the terms of the 2016 Incentive Compensation Plan for Non-Employee Directors, Mr. Kern’s deferred stock units accrue dividend equivalents in connection with regular quarterly dividends, and will become payable upon the earlier of his termination of service or a change in control (including the Merger). The non-employee director deferred compensation program under our 2016 Incentive Compensation Plan for Non-Employee Directors is further described in the narrative following the “Director Compensation for Fiscal Year 2018” table, below.

In connection with our bankruptcy proceedings in 2012, the Bankruptcy Court ordered that no MIP payments for fiscal 2010, 2011 and 2012 be made to Mr. Bigelow because he was a named defendant in shareholder litigation relating to our bankruptcy. Instead, the court ordered that his MIP payments for those years, in the aggregate amount of $1,225,000, be paid to an interest-bearing rabbi trust. Upon the resolution of the shareholder litigation, these amounts will be paid to Mr. Bigelow, unless he is found to have breached a fiduciary duty or committed intentional tortious wrong or the court orders otherwise, in which case Mr. Bigelow will forfeit all of these amounts.

Potential Payments Upon Termination or Change in Control

Set forth below are the material terms of our severance and change in control arrangements with our NEOs (other than Mr. Kern) both as under their employment agreements in effect during 2018, and also as under their new employment or consulting agreement, as applicable, entered into during 2018 and in effect at the time of the filing of this proxy statement. For a description of the treatment of outstanding awards in connection with the Merger and a quantification of potential payments to our NEOs in connection with the Merger, please see the definitive merger proxy statement dated February 5, 2019.

Mr. Kern is not entitled to any severance payments or benefits under his letter agreement in connection with a termination of employment, but may receive a retention bonus in connection with the consummation of the Merger, as described above under “Retention and Transaction Bonuses”.

2018 Severance Arrangements

The employment agreements in effect during 2018 with each of Messrs. Bigelow, Wert, Harvey, and Lazarus provided for the following severance payments and benefits in connection with specified termination events, subject to the NEO’s execution and nonrevocation of a release of claims against us:

Chandler Bigelow

If a change in control occurs, and Mr. Bigelow’s employment is terminated by the Company without cause (other than due to death or disability) or by him for good reason prior to the expiration of the term of his employment agreement or at any time within the one-year period immediately following the change in control, he will receive: (i) two times the sum of his base salary and his annual target bonus (the “Cash Severance Benefit”), payable over the 24-month period immediately following the termination of employment; (ii) continuation of any health and dental insurance coverage at active employee rates for 24 months (or until he otherwise becomes eligible for comparable coverage under another employer’s benefit plans), or, if such continuation is not permitted by the applicable benefit plan, then a cash payment equivalent to the employer-paid portion of premium payments for coverage continuation over the same period (the “Continued Health Benefits”); (iii) accelerated vesting all of his then unvested equity awards (with PSUs vesting at the target amount) (other than any supplemental PSUs granted in 2016, which, to the extent still outstanding, would vest to the extent provided in the applicable award agreements); and (iv) payment of any earned but unpaid annual bonus for the prior calendar year.

If a change in control occurs, and Mr. Bigelow’s employment is terminated due to death or by the Company due to disability during the term of his employment agreement, he will receive a pro rata amount of his target bonus based on the number of days worked in the year of his termination of employment.

If Mr. Bigelow’s employment is terminated by the Company without cause (other than due to death or disability) or by him for good reason after the Company has entered into a definitive agreement, the consummation of which would constitute a change in control of the Company (which would include the Merger), and the relevant transaction is ultimately completed by the earlier to occur of (x) the first anniversary of the termination date, and (y) December 31, 2018 (an “Anticipatory CIC Termination”), then he will receive (i) an amount equal to the Cash Severance Benefit, payable in a lump sum within 10 days after the date of the change in control, (ii) the Continued Health Benefits (except that such benefits will also cease on the earlier to occur of (a) 30 days following the date of the change in control, (b) the first anniversary of the termination of employment or (c) December 31, 2018), and (iii) all of his equity-based awards that would have been forfeited (including the supplemental RSUs granted to Messrs. Bigelow and Lazarus in 2017, which were exchanged for shares of restricted stock (the “2017 Retention Grants”)) in connection with such termination of employment will remain outstanding and become vested on the date of the change in control.

If Mr. Bigelow’s employment is terminated by the Company without cause (other than due to death or disability) or Mr. Bigelow terminates his employment for any reason within 60 days following the expiration of the term of his employment agreement, Mr. Bigelow will be credited with two additional years of vesting service (or 27 months if his employment is terminated by the Company without cause or by him for good reason within the first 90 days of the 2018 calendar year) for any outstanding grants of RSUs (excluding his 2017 Retention Grant), and stock options for which the initial vesting periods included a portion of the 2017 calendar year, and will receive vesting of a pro rata portion of any then unvested PSUs (other than any supplemental PSUs granted in 2016), based on the length of his employment during the performance period in relation to the full performance period and based on actual performance through the performance period (with such portion becoming vested after the applicable performance period).

If Mr. Bigelow continues to be employed by the Company after the expiration of the term of his employment agreement and his employment is terminated by the Company for any reason other than for cause, Mr. Bigelow will be paid his annual bonus for the 2018 fiscal year based on actual performance, at the same time the annual bonus would otherwise normally be paid. In the event of a change in control or an Anticipatory CIC

Termination, Mr. Bigelow will be treated no less favorably in respect of his annual bonus payable with respect to his services performed in the year in which such event occurs than other participants in the applicable Company annual bonus plan who are employed on the date of the change in control.

On a change in control, Mr. Bigelow’s 2017 Retention Grant will vest in full.

Lawrence Wert

If Mr. Wert’s employment is terminated by the Company without cause or by him for good reason, or if his employment is terminated upon the expiration of the term of his employment agreement on December 31, 2018 (if we have not previously offered to extend the term), he will receive: (i) two times (one-time in the event the term of the agreement is not extended) the sum of his base salary and target annual bonus, payable over a 24-month-period (or a 12-month-period in the event of a non-renewal termination); (ii) continuation of any health and dental insurance coverage at active employee rates for 24 months (12 months in the event of a non-renewal termination, and in each case, until he otherwise becomes eligible for comparable coverage under another employer’s benefit plans), or if such continuation is not permitted by the applicable benefit plan, then a cash payment equivalent to the employer-paid portion of premium payments for coverage continuation over the same term; (iii) payment of any earned but unpaid annual bonus for the prior calendar year; and (iv) payment of a pro rata bonus (based on pro forma performance for the year of termination extrapolated from the performance run rate through the date of termination and based on the number of days he worked in such year); and (v) accelerated vesting of any unvested stock options and RSUs that would have vested over the 24-month period following the termination of employment and vesting of a pro rata portion of any then unvested PSUs, based on the length of his employment during the performance period in relation to the full performance period, and based on actual performance through the performance period (with such portion becoming vested at the end of the applicable performance period).

In the event we undergo a change in control and Mr. Wert’s employment is terminated by the Company without cause or by him for good reason within the one-year period immediately following the change in control, in addition to the severance payments described above, all of his then unvested equity awards will accelerate and fully vest (with the PSUs vesting at the target amount). If Mr. Wert’s employment is terminated due to death or by the Company due to disability during the term of his employment agreement, Mr. Wert will receive: (i) payment of any earned but unpaid annual bonus for the prior calendar year; (ii) a pro rata bonus (based on pro forma performance for the entire year of termination extrapolated from the performance run rate through the date of termination and based on the number of days he worked in such year), and (iii) the same coverage continuation benefits as if his employment had been terminated without cause (as described above). If Mr. Wert voluntarily resigns without good reason after the age of 62, his unvested and then-outstanding equity awards will accelerate and vest in full, and in the event Mr. Wert subsequently violates any of the restrictive covenants set forth in the agreement, he will be required to forfeit the resulting securities and disgorge any related profits.

Gavin Harvey

If (i) the Company elects not to renew the term of Mr. Harvey’s employment agreement with at least ninety (90) days’ advance notice to him or (ii) the Company terminates Mr. Harvey’s employment without Cause (other than due to death or disability), then Mr. Harvey will be entitled to receive continued payment of his base salary through March 31, 2019 (the original term expiration date) or the expiration of the renewal term (i.e. March 31, 2020), as applicable (in equal installments at the same time that he would ordinarily have been paid his base salary if he had remained employed). If the Company elects not to review the term of the agreement, but does not provide Mr. Harvey with at least 90 days’ advance written notice of the non-renewal, then Mr. Harvey shall be entitled to receive continued base salary for six (6) months following such termination of employment (in equal installments at the same time that he would ordinarily have been paid his base salary if he had remained employed).

Edward P. Lazarus

If a change in control occurs, and Mr. Lazarus’s employment is terminated by the Company without cause (other than due to death or disability) or by him for good reason prior to the expiration of the term of his employment agreement or at any time within the one-year period immediately following the change in control, he will receive: (i) the Cash Severance Benefit, payable over the 24-month period immediately following the termination of employment (or in a lump sum, in the event the termination occurs within 12 months of the change in control); (ii) the Continued Health Benefits; (iii) accelerated vesting all of his then unvested equity awards (with PSUs vesting at the target amount) (other than any supplemental PSUs granted in 2016, which, to the extent still outstanding, would vest to the extent provided in the applicable award agreements); and (iv) payment of any earned but unpaid annual bonus for the prior calendar year.

If a change in control occurs, and Mr. Lazarus’s employment is terminated due to death or by the Company due to disability during the term of his employment agreement, he will receive a pro rata amount of his target bonus based on the number of days worked in the year of his termination of employment as well as the Continued Health Benefits.

If Mr. Lazarus’s employment is terminated by the Company without cause (other than due to death or disability) or by him for good reason after the Company has entered into a definitive agreement, the consummation of which would constitute a change in control of the Company (which would include the Merger), and the relevant transaction is ultimately completed by the earlier to occur of (x) the first anniversary of the termination date, and (y) December 31, 2018 (an “Anticipatory CIC Termination”), then he will receive (i) an amount equal to the Cash Severance Benefit, payable in a lump sum within 10 days after the date of the change in control, (ii) the Continued Health Benefits (except that such benefits will cease on the earlier to occur of (a) 30 days following the date of the change in control, (b) the first anniversary of the termination of employment or (c) December 31, 2018), and (iii) all of his equity-based awards that would have been forfeited (including his 2017 Retention Grant) in connection with such termination of employment will remain outstanding and become vested on the date of the change in control.

If Mr. Lazarus’s employment is terminated by the Company without cause (other than due to death or disability) or Mr. Lazarus terminates his employment for any reason within 60 days following the expiration of the term of his employment agreement, Mr. Lazarus will be credited with two additional years of vesting service (or 27 months if his employment is terminated by the Company without cause or by him for good reason within the first 90 days of the 2018 calendar year) for any outstanding grants of RSUs, and will receive vesting of a pro rata portion of any then unvested PSUs (other than any supplemental PSUs granted in 2016), based on the length of his employment during the performance period in relation to the full performance period and based on actual performance through the performance period (with such portion becoming vested at the end of the applicable performance period).

If Mr. Lazarus continues to be employed by the Company after the expiration of the term of his employment agreement and his employment is terminated by the Company for any reason other than for cause, Mr. Lazarus will be paid his annual bonus for the 2018 fiscal year based on actual performance, at the same time the annual bonus would otherwise normally be paid. In the event of a change in control or an Anticipatory CIC Termination, Mr. Lazarus will be treated no less favorably in respect of his annual bonus payable with respect to his services performed in the year in which such event occurs than other participants in the applicable Company annual bonus plan who are employed on the date of the change in control.

On a change of control, Mr. Lazarus’s 2017 Retention Grant will vest in full.

New Severance Arrangements

As noted above, during 2018 Messrs. Bigelow, Harvey and Wert entered into new employment agreements and Mr. Lazarus entered into a consulting arrangement, in each case, effective beginning January 1, 2019. Each of the new agreements provide for severance payments and change in control benefits in connection with a termination of the individual’s service with the Company without cause or (other than Mr. Lazarus) by the individual for good reason (each, an “Involuntary Termination”), subject to the individual’s execution and nonrevocation of a release of claims against us as follows:

Chandler Bigelow

Pursuant to his new employment agreement and equity award agreements, as applicable, if Mr. Bigelow experiences an Involuntary Termination, subject to his execution and non-revocation of a release of claims, he will receive: (i) the Cash Severance Benefit (defined above), payable over the 24-month period immediately following the termination of employment in substantially equal installments according to payroll practices; (ii) the Continued Health Benefits; (iii) payment of any earned but unpaid annual bonus, if any, for the calendar year prior to the date on which the termination occurred; and (iv) accelerated vesting of any unvested stock options and RSUs (other than his 2017 Retention Grant, which, to the extent still outstanding, would vest to the extent provided in the applicable award agreements) that would have vested over the 24-month period following the termination of employment (with 12 months following the termination of employment to exercise any vested stock options) and vesting of a pro rata portion of any then-unvested PSUs, based on the length of his employment during the performance period in relation to the full performance period and based on actual performance through the performance period (with such portion becoming vested after the conclusion of the applicable performance period).

In addition, if Mr. Bigelow experiences an Involuntary Termination after we have entered into a transaction agreement (the consummation of which would qualify as a change in control) at any time prior to December 31, 2020 but prior to the consummation of the change in control, and the change in control is ultimately consummated by the earlier to occur of (x) the first anniversary of his termination date, and (y) December 31, 2020, subject to his execution and non-revocation of a release of claims, all of his outstanding equity awards that otherwise would have been forfeited will remain outstanding and become vested upon the consummation of the change of control to the same extent had he remained employed though such date. In such event, Mr. Bigelow’s employment agreement provides that he will not be treated any worse with respect to his annual bonus for the year of the change in control than other Tribune employees employed on the date of such change in control.

Lawrence Wert

Mr. Wert’s new employment agreement provides for the same severance pay and benefits as he was entitled to under his prior agreement, described above under “2018 Severance Arrangements—Lawrence Wert”.

Gavin Harvey

Pursuant to his new employment agreement, Mr. Harvey will be entitled to severance pay and benefits under his employment agreement if he experiences an Involuntary Termination, or if we do not offer to extend the term of his employment agreement, in each case, on or prior to December 31, 2020. In such a case, he will be entitled to receive, subject to his execution and non-revocation of a release of claims: (i) the sum of his base salary and his annual target bonus, payable over the 12-month period immediately following the termination of employment in substantially equal installments according to payroll practices; (ii) continuation of any health and dental insurance coverage at active employee rates for 12 months, subject to certain limitations and exceptions; and (iii) accelerated vesting of any unvested RSUs that would have vested over the 12-month period following the termination of employment and vesting of a pro rata portion of any then-unvested PSUs, based on the length of his employment during the performance period in relation to the full performance period and based on actual performance through the performance period (with such portion becoming vested after the applicable performance period).

In addition, if a change in control occurs during the term of the agreement and within the 24-month period following the change in control, Mr. Harvey experiences an Involuntary Termination, or his employment is terminated due to the Company’s non-renewal of the employment agreement, then all unvested RSUs and PSUs then held by Mr. Harvey will automatically vest in full upon the effective date of the termination of employment.

Edward Lazarus

Under the consulting agreement, if we terminate Mr. Lazarus’ consulting services without “cause” (as defined in the consulting agreement), subject to his execution and non-revocation of a release of claims, he will be paid the remainder of his annual consulting fee and be credited with an additional year of vesting for all his then-outstanding equity awards. In such event, his then-vested stock options will remain exercisable for 12 months.

In addition, if a change in control occurs during the term of the consulting agreement and either (i) we terminate Mr. Lazarus’ service without cause or (ii) Mr. Lazarus continues to serve as a consultant for the term of the consulting agreement, subject to his execution and non-revocation of a release of claims, (x) he will be paid two times the sum of his annual consulting fee plus his target bonus and, (y) all of his unvested equity awards will become vested upon the consummation of the change of control. In such event, he will also be paid the bonus he otherwise would have been paid had he continued to consult through the end of the year.

Restrictive Covenants

Messrs. Lazarus and Bigelow are each subject to a non-competition covenant and a non-solicitation of employees covenant applicable during the period of employment (in the case of Mr. Bigelow) or consulting services (in the case of Mr. Lazarus) and for 24 months following the termination of his services to the Company. Mr. Wert is subject to a non-competition covenant and a non-solicitation of employees covenant applicable during employment and for 24 months following his termination of employment for any reason other than a non-renewal of the agreement by the Company or Mr. Wert; in the event of such non-renewal, such covenants are applicable during employment and for 12 months following such non-renewal. Mr. Harvey is subject to a non-competition covenant and non-solicitation of employees covenant applicable during employment and for 12 months following his termination of employment. Each of these NEOs is also required to perpetually maintain the confidentiality of our confidential information and is bound by a perpetual non-disparagement covenant. Generally, the severance payments and benefits for each of the NEOs are conditioned on (among other things) continued compliance with these covenants. Mr. Kern is not subject to any restrictive covenants nor entitled to any contractual severance payments under his letter agreement.

Definitions of Cause and Good Reason and Change in Control

Each of the employment agreements described above includes the following definitions of “cause” and “good reason” and “change of control”:

“Cause” is defined in the employment agreements generally to include the NEO’s (i) conviction of, nolo contendere or guilty plea to a felony, (ii) embezzlement, material misappropriation or fraud, (iii) material act of dishonesty or misconduct that violates our written policies and codes of conduct, (iv) willful unauthorized disclosure of confidential information, (v) material improper destruction of our property, (vi) willful misconduct in connection with the performance of the NEO’s duties (vii) any conduct which results in or is reasonably likely to result in the Company or its affiliates experiencing public disgrace or disrepute, or (viii) any finding by the SEC relating to the NEO’s willful conduct that, in the opinion of counsel, could impair our ability to register the Company’s common stock, offer stock to the public or maintain itself as a public company. Notice and cure provisions apply.

“Good reason” is defined in the employment agreements generally to include (i) a reduction in base salary or annual bonus target opportunity, (ii) a material diminution or adverse change in duties, authority, responsibilities, positions or reporting lines, (iii) a transfer of the NEO’s primary workplace by more than 50 miles or (iv) the surviving company in a change in control fails to assume the NEO’s employment agreement.

The employment agreements, and Mr. Lazarus’s consulting agreement, generally provide that a “change in control” will be deemed to occur on: (i) the acquisition, through a transaction or series of transactions (other than through a public offering of the Company’s common stock, by any person of beneficial ownership of more than 50% (on a fully diluted basis) of either (A) the then-outstanding shares of common stock of the Company taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; (ii) the date upon which individuals who, during any 24-month period, constitute the board of directors of the Company (the “incumbent directors”) cease for any reason to constitute at least a majority of the Board; or (iii) the consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer, or other disposition of all or substantially all of the business or assets of the Company to third party purchaser that is not an affiliate of the Company (a “Sale”), that in each case requires the approval of the Company’s stockholders (whether for such business combination or sale or the issuance of securities in such business combination or sale), unless immediately following such business combination or sale, (A) 50% or more of the total voting power of (x) the entity resulting from such Business Combination or the entity that has acquired all or substantially all of the business or assets of the Company in a Sale (in either case, the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the outstanding Company voting securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the outstanding Company voting securities were converted or exchanged pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the outstanding Company voting securities among the holders thereof immediately prior to the Business Combination or Sale, and (B) no person is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company). As noted above, the consummation of the Merger will constitute a change in control of the Company under the employment agreements with Messrs. Bigelow, Harvey and Wert and under the consulting agreement with Mr. Lazarus.

Estimated Severance Payments

The following tables set forth the dollar value of the estimated payments and benefits that would have become payable to Messrs. Bigelow, Wert, Harvey and Lazarus under their respective employment agreements in each of the termination scenarios described under “2018 Severance Arrangements” above, assuming the applicable triggering event occurred on December 31, 2018, except that for each of Messrs. Bigelow and Lazarus, we have included estimates in the tables, where noted, based on his new employment or consulting agreement, as applicable, to the extent the terms of his new agreement would produce a greater payment, and for Mr. Harvey, given the limited severance entitlements under his agreement as in effect in 2018, we have included estimates in the tables based on the termination events entitling him to severance under his current agreement notwithstanding that it was not in effect until 2019. We believe this approach to the disclosure provides a comprehensive view of each of these NEOs’ contractual severance and change in control entitlements, including to the extent that they were modified following the end of the fiscal year. Mr. Lazarus’s consulting agreement generally provides for more limited severance entitlements than his employment agreement consistent with his consulting relationship, as described above. As noted above, Mr. Wert’s severance entitlements were not modified in any respect.

Mr. Kern is not included in the tables below because he is not contractually entitled to any severance payments or benefits upon a termination of employment or a change in control.

Chandler Bigelow
	Death/Disability ($) (2)	With Good Reason or Without Cause ($) (3)(4)(5)(6)(8)	Nonrenewal Termination ($) (3)(4)(5)(6)	Change in Control ($) (3)(4)(7)	Change in Control + Termination With Good Reason or Without Cause ($) (3)(4)(7)
Severance Payment(1)	—	2,800,000	—	—	2,800,000
Accelerated Vesting of NQSOs	—	798,631	798,631	959,026	959,026
Accelerated Vesting of RSUs	—	736,314	736,314	1,011,230	1,011,230
Accelerated Vesting of RSAs	—	—	—	946,581	946,581
Accelerated Vesting of PSUs	—	1,337,163	1,337,163	1,825,846	1,825,846
Continued Health and Welfare Benefits	—	26,952	—	—	26,952
Total	—	5,699,060	2,872,108	4,742,683	7,569,635

Lawrence Wert
	Death/Disability ($) (2)	With Good Reason or Without Cause ($) (3)(4)(5)(6)	Retirement ($) (4)(7)	Nonrenewal Termination ($) (3)(4)(5)(6)	Change in Control ($) (4)(7)	Change in Control + Termination With Good Reason or Without Cause ($) (3)(4)(7)
Severance Payment(1)	—	3,700,000	—	1,850,000	—	3,700,000
Accelerated Vesting of NQSOs	—	1,599,034	1,735,363	1,599,034	1,735,363	1,735,363
Accelerated Vesting of RSUs	—	598,171	831,892	598,171	831,892	831,892
Accelerated Vesting of PSUs	—	1,017,437	1,432,822	1,017,437	1,432,822	1,432,822
Continued Health and Welfare Benefits	29,406	29,406	—	14,703	—	29,406
Total	29,406	6,944,048	4,000,077	5,079,345	4,000,077	7,729,483

Gavin Harvey (9)
	Death/Disability ($) (2)	With Good Reason or Without Cause ($) (3)(4)(5)(6)	Nonrenewal Termination ($) (3)(4)(5)(6)	Change in Control ($) (3)(4)(7)	Change in Control + Termination With Good Reason or Without Cause ($) (3)(4)(7)
Severance Payment(1)	—	1,200,000	1,200,000	—	1,200,000
Accelerated Vesting of RSUs	—	181,068	181,068	724,271	724,271
Continued Health and Welfare Benefits	—	13,355	13,355	—	13,355
Total	—	1,394,423	1,394,423	724,271	1,937,626

Edward Lazarus
	Death/Disability ($) (2)	With Good Reason or Without Cause ($) (3)(4)(5)(6)(8)	Nonrenewal Termination ($) (3)(4)(5)(6)	Change in Control ($) (3)(4)(7)	Change in Control + Termination With Good Reason or Without Cause ($) (3)(4)(7)
Severance Payment(1)	—	3,000,000	—	—	3,000,000
Accelerated Vesting of NQSOs	—	799,593	799,593	959,988	959,988
Accelerated Vesting of RSUs	—	750,443	750,443	1,025,359	1,025,359
Accelerated Vesting of RSAs	—	—	—	946,581	946,581
Accelerated Vesting of PSUs	—	1,337,163	1,337,163	1,825,846	1,825,846
Continued Health and Welfare Benefits	28,945	28,945	—	—	28,945
Total	28,945	5,916,144	2,887,199	4,757,774	7,786,719

(1)

Reflects a severance payment equal to two times the NEO’s annual base salary and target bonus as of December 31, 2018 (or, for Mr. Wert, on a termination without Cause or a nonrenewal termination, one times those amounts).

(2)

A mid-year termination of employment due to death or disability (if, in the case of Messrs. Bigelow and Lazarus, such termination occurred prior to January 1, 2019) would result in the payment of a pro-rata amount of the NEO’s actual bonus based on extrapolated pro forma performance (for Messrs. Lazarus and Wert) or his target bonus (for Mr. Bigelow), based on the number of days the NEO had worked in the year of termination of employment. Because the termination event is assumed to occur on December 31st, and the NEOs’ bonuses with respect to 2018 would already have been earned, no amounts are included in the above tables with respect to this pro-rata bonus entitlement.

(3)

A mid-year termination by the Company without cause or by the NEO for good reason would, for Mr. Wert, result in payment of a pro-rata amount of his actual bonus based on extrapolated pro forma performance, based on the number of days he had worked in the year of termination of employment. Likewise, in the event of a change in control or an “Anticipatory CIC Termination”, Messrs. Bigelow and Lazarus are entitled to be treated no less favorably, with respect to their annual bonus, than other participants in the applicable Company bonus plan with respect to services they provided during the year in which the applicable event occurs. Because the termination event is assumed to occur on December 31st, and the NEOs’ bonuses with respect to 2018 would already have been earned, no amounts are included in the above tables with respect to Mr. Wert’s pro-rata bonus entitlement, or the potential pro-rata bonus entitlements of Messrs. Bigelow and Lazarus.

(4)

The dollar value of stock options, RSUs and PSUs, as applicable, was determined using the using the closing price of $45.38 for the Company’s Class A common stock on December 31, 2018, the last business day of our most recently completed fiscal year.

(5)

Reflects vesting of a pro rata portion of any unvested PSUs, based on the length of the executive’s employment during the performance period in relation to the full performance period. Such portion will become vested at the end of the applicable performance period ends based on actual performance. For purposes of valuing PSUs for this column, we have assumed that target performance is achieved. The actual amount that an executive receives will be based on actual performance during the applicable performance period.

(6)

Reflects accelerated vesting of any unvested stock options and RSUs that would have vested over the 24-month period following termination. For purposes of these tables, the estimated acceleration value for Mr. Lazarus and Mr. Bigelow include stock options and RSUs granted in 2018 notwithstanding that these awards were specifically excluded from acceleration under the applicable provisions of their 2018 agreements. The acceleration value associated with their outstanding stock options and RSUs, excluding the 2018 grants, would be $765,139 and $573,401, respectively, for Mr. Bigelow, and $766,101 and %587,530, respectively, for Mr. Lazarus.

(7)	Reflects full vesting of all unvested equity, with PSUs assumed to have vested at target.
(8)

If either Mr. Bigelow or Mr. Lazarus had been terminated without cause or for good reason on December 31, 2018, his termination would have been treated as an “Anticipatory CIC Termination” under his respective employment agreement, as described above. As a result, each of their 2017 Retention Grants would have remained outstanding and would have been eligible to vest upon the consummation of the related change in control, if it occurred prior to the later of the first anniversary of such termination or December 31, 2018. For purposes of the disclosure under this column, we have assumed the consummation of the related change in control did not occur and no additional value has been included with respect to the potential vesting of these awards.

(9)

As noted above, estimates in the table for Mr. Harvey reflect the severance payments and benefits to which Mr. Harvey is entitled under his current employment agreement, assuming (notwithstanding the effective date of the employment agreement) that the applicable triggering event occurred on December 31, 2018. Under Mr. Harvey’s employment agreement as in effect in 2018, in the event of a termination without cause or a nonrenewal termination with at least 90 days’ written notice occurring on December 31, 2018, he would have been entitled to receive continued base salary through March 31, 2019, an aggregate estimated value of $150,000, and in the event of a nonrenewal termination with less than 90 days’ written notice occurring on December 31, 2018, he would have been entitled to base salary continuation for an additional six months following such termination, an aggregate estimated value of $300,000.

Director Compensation for Fiscal Year 2018

The following table provides certain information regarding the compensation of our non-employee directors in fiscal year 2018. Because Mr. Kern is a NEO, all of his compensation for fiscal year 2018 is reported in the Summary Compensation Table above. Mr. Kern did not receive any compensation for his services as a director in 2018.

Name	Fees Earned or Paid in Cash (1)($)	Total ($)
Craig A. Jacobson	240,000	240,000
Peter E. Murphy	482,500	482,500
Ross Levinsohn	230,000	230,000
Laura R. Walker	215,000	215,000

(1)

Represents annual retainer and committee fees paid in cash, as well as a $115,000 cash payment in lieu of the annual equity retainer. For Mr. Murphy, amount also includes a special payment of $237,500 for additional time and effort spent on the Transaction Committee in 2018. Mr. Murphy will receive a further payment of $237,500 upon the closing of the Merger.

Under the director compensation program approved by the Compensation Committee for 2018, each of our non-employee directors who served during 2018 received an annual cash retainer of $85,000, as well as an annual equity retainer with a fair market value to $115,000 on the date of grant (which value was paid to them in cash rather than an award of restricted stock units due to restrictions on equity grants then applicable under the merger agreement with Sinclair).

In addition to the annual cash retainer, Mr. Jacobson received a cash retainer of $10,000 for his service as Chair of the Compensation Committee, Mr. Murphy received a cash retainer of $15,000 for his service as Chair of the Audit Committee, and each non-employee director also received an additional cash retainer fee of $15,000 for each committee of our Board on which they serve. Mr. Murphy also received a special payment of $237,500 for his time and effort spent on the Transaction Committee in 2018.

Equity awarded to our non-employee directors is granted pursuant to the Company’s 2016 Incentive Compensation Plan for Non-Employee Directors (the “2016 Directors Plan”). Under the 2016 Directors Plan, our non-employee directors are eligible to receive equity-based and cash compensation, subject to specified limits contained in the plan. Pursuant to the terms of the 2016 Directors Plan, directors may choose to convert cash compensation into unrestricted shares of our Class A common stock, or may defer their annual compensation (whether cash or restricted stock units) into deferred stock units to be settled into shares of our Class A common stock on the earlier of a termination of the director’s service on our Board or a change in control. For 2017, Mr. Murphy elected to defer settlement of his restricted stock units vesting in 2018 until the earlier of his termination of service on our Board or a change in control. As of December 31, 2018, Mr. Murphy has 20,463 deferred stock units pursuant to this non-employee director deferred compensation program.

All directors are reimbursed for reasonable travel and lodging expenses incurred to attend meetings of our Board or a committee thereof.

Compensation Committee Interlocks and Insider Participation

Craig A. Jacobson and Laura R. Walker served as the members of the Compensation Committee in 2018. None of the members of the Compensation Committee is, or in the past have served as, an officer or employee of the Company. None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Compensation Risk Assessment

During 2018, the Compensation Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices, in conjunction with the Company’s existing processes and controls, do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

Pay Ratio Disclosure for Fiscal Year 2018

As required by SEC rules, we are providing the following information about the relationship of the median of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO.

As permitted by SEC rules, we used the same median employee identified for purposes of our 2017 pay ratio calculation in our 2018 pay ratio calculation because there was no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure.

The methodology and assumptions we used for purposes of determining the median employee are as follows:

As of December 31, 2017, the date selected by the Company for purposes of choosing the median employee, the employee population consisted of 5,860 individuals (5,832 in the U.S., 27 in Canada and 1 in Ireland). As permitted by SEC rules, we excluded the employees in Canada and Ireland from the identification of the median employee as they make up less than 5% of our total global workforce. As a result, for purposes of the pay ratio calculation we had 5,832 employees.

To identify the median employee from our employee population, we compared the total earnings of our U.S. employees as reported on Form W-2 for 2017. Our median fell between two employees, but one of these employees was classified as a “casual” worker, meaning that the employee’s work is performed and compensation is paid on an “as needed” basis. Therefore, we selected the regularly-classified employee as the median employee, as we believe this employee’s compensation more reasonably reflected the annual total compensation of our employees generally.

For 2018, the median employee’s annual total compensation, calculated in the same manner as we calculate our CEO’s “Total Compensation” for purposes of the Summary Compensation Table, was $55,673. The annual total compensation of our CEO, using the same methodology, was $8,411,000. The resulting ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than our CEO) was approximately 151 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

REPORT OF THE COMPENSATION COMMITTEE

This report of the Compensation Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Compensation Committee is responsible for overseeing our executive compensation programs. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Craig A. Jacobson (Chair)

Laura R. Walker

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned as of March 15, 2019, by those known to us to beneficially own more than 5% of our common stock and Warrants, by our directors, director nominees and named executive officers individually and by our directors, director nominees and executive officers as a group.

The percentage of shares outstanding provided in the table is based on 88,257,349 shares of our Class A common stock and 5,557 shares of our Class B common stock, par value $0.001 per share (“Class B common stock”), outstanding as of March 15, 2019. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as outstanding all shares of capital stock that a person would receive upon exercise of stock options held by that person that are immediately exercisable or exercisable within 60 days. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. For purposes of calculating the total percentage beneficially owned only, we have assumed the exercise of all outstanding warrants to purchase our common stock (“Warrants”) by all holders of Warrants into shares of Class A common stock. As of March 15, 2019, there were 30,551 Warrants outstanding.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each beneficial owner who is also a director or executive officer is 685 Third Avenue, 31st Floor, New York, New York 10017.

Name and Address of Owner	Class of Common Stock	Number of Shares Beneficially Owned (7)	Percentage of Class Beneficially Owned	Total Percentage Beneficially Owned**
Principal shareholders:
The Vanguard Group(1)	Class A	7,285,427	8.1%	8.1%
Magnetar Financial LLC(2)	Class A	4,881,561	7.5%	7.5%
GAMCO Investors, Inc.(3)	Class A	4,793,089	5.4%	5.4%
PRIMECAP Management Company(4)	Class A	4,747,990	5.0%	5.0%

Named executive officers and directors:
Craig A. Jacobson	Class A	43,185	*	*
Peter M. Kern(5)	Class A	4,628	*	*
Ross Levinsohn	Class A	27,192	*	*
Peter E. Murphy(5)	Class A	28,893	*	*
Laura R. Walker	Class A	20,133	*	*
Chandler Bigelow(5)	Class A	269,691	*	*
Lawrence Wert(5)	Class A	300,084	*	*
Edward P. Lazarus(5)(6)	Class A	245,314	*	*
Gavin Harvey(5)	Class A	—	*	*
All current directors and executive officers as a group (8 persons)(5)	Class A	939,125	1.1%	1.1%

*	Represents less than one percent

**	For purposes of calculating this percentage only, we have assumed the exercise of all Warrants by all holders of Warrants into shares of Class A common stock.
(1)

According to the Schedule 13G/A filed by The Vanguard Group, as of December 31, 2018, The Vanguard Group beneficially owned 7,285,427 shares of Tribune Class A common stock. The Vanguard Group reported sole voting power with respect to 40,229 shares and sole dispositive power with respect to 7,232,414 shares. The Vanguard Group reported shared dispositive power with respect to 53,013 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(2)

According to the Schedule 13D filed by Magnetar Financial LLC, as of December 26, 2018, Magnetar Financial LLC beneficially owned 4,881,561 shares of Tribune Class A common stock. Magnetar Financial LLC and its affiliates reported sole voting power and sole dispositive power with respect to 4,881,561 shares. The address of Magnetar Financial LLC is 1603 Orrington Ave., Evanston, IL 60201.

(3)

According to the Schedule 13D filed by GAMCO Investors, Inc., as of October 10, 2018, GAMCO Investors, Inc. beneficially owned 4,793,089 shares of Tribune Class A common stock. GAMCO Investors, Inc. and its affiliates reported sole voting power with respect to 4,793,089 shares and sole dispositive power with respect to 4,626,389 shares. The address of GAMCO Investors, Inc. is One Corporate Center, Rye, New York 10580.

(4)

According to the Schedule 13G/A filed by PRIMECAP Management Company, as of December 31, 2017, PRIMECAP Management Company beneficially owned 4,747,990 shares of Tribune Class A common stock. PRIMECAP Management Company reported sole voting power with respect to 2,953,000 shares and sole dispositive power with respect to 4,747,990 shares. The address of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.

(5)

For each of the executive officers, includes Tribune stock options which are currently exercisable or which will become exercisable within 60 days of the determination date. For Mr. Kern and Mr. Murphy, includes shares underlying deferred stock units.

(6)

Based on information available to Tribune as of the date of this filing. Mr. Lazarus is no longer an employee of Tribune Media Company. The mailing address for Mr. Lazarus is c/o Tribune Media Company, 685 Third Avenue, 31st Floor, New York, New York 10017.

(7)	The amounts represented in this column are rounded to the nearest whole number.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports and reports of change in ownership in the Company’s common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company’s officers and directors, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during fiscal 2018, except that, inadvertently, following his being deemed an executive officer on February 21, 2018, a Form 3 to report his status as an executive officer of the Company was filed late by Mr. Harvey.

RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board of Directors has updated our policy for the review, approval or ratification of “related party” transactions (such policy, the “Related Person Transactions Policy”). Under the Related Person Transactions Policy, a “related party” includes our directors, director nominees, executive officers and greater than 5% shareholders, and any of their immediate family members, and a “transaction” includes one in which (1) the total amount may exceed $120,000, (2) the Company is a participant, and (3) a related party will have a direct or indirect material interest (other than as a director or a less than 10% owner of another entity, or both).

The Related Person Transactions Policy provides that, where a related party transaction could result in a conflict of interest, it will be reviewed and approved by our Audit Committee. Only those related party transactions that are consistent with our best interests will be finally approved. In making this determination, all available and relevant facts and circumstances will be considered, including the benefits to us, the impact of the transaction on the related party’s independence, the availability of other sources of comparable products or services, the terms of the transaction and the terms available from unrelated third parties.

Registration Rights Agreement

Tribune, Oaktree Tribune, L.P. (the “Oaktree Funds”), entities affiliated with JPMorgan Chase Bank, N.A. (the “JPMorgan Entities”) and investment funds managed by Angelo, Gordon & Co., L.P. (the “Angelo Gordon Funds”) are parties to the Registration Rights Agreement, which grants the Oaktree Funds, the JPMorgan Entities and the Angelo Gordon Funds specified demand and piggyback registration rights with respect to our common stock. Under the Registration Rights Agreement, we are required to use reasonable best efforts to effect the registration under the Securities Act of 1933, as amended (the “Securities Act”), of our common stock as requested by the holders of our securities that are a party to the Registration Rights Agreement, at our own expense. In addition, if we determine to register our common stock under the Securities Act, such holders will have the right to require us to use our reasonable best efforts to include in our registration statement shares of our common stock held by them, subject to certain limitations. The Registration Rights Agreement also provides for us to indemnify certain of our stockholders in connection with the registration of our common stock. As of December 31, 2018, none of the Oaktree Funds, JPMorgan Entities or Angelo Gordon Funds were 5% holders of our Class A Common Stock.

This summary is qualified in its entirety by reference to the Registration Rights Agreement, which was filed as an exhibit to our annual report on Form 10-K.

Arrangements with Related Parties

The Secured Credit Facility syndicate of lenders includes funds affiliated with Oaktree Capital Management, L.P., which is affiliated with the Oaktree Funds, which ceased to be a 5% holder of our Class A Common Stock in 2018. These funds held $27 million and $28 million of the Company’s term loans and former term loans at December 31, 2018 and December 31, 2017, respectively.

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm for 2018, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2018 with management and with PwC. These audited financial statements are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The Audit Committee has also discussed with PwC the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from us.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

The Audit Committee

Peter E. Murphy (Chair)

Craig A. Jacobson

Ross Levinsohn

PROPOSAL 1: ELECTION OF DIRECTORS

The following individuals are nominated for election this year as Class III directors:

•	Ross Levinsohn

•	Peter E. Murphy

If elected, each of these individuals will serve as a Class III director until the 2022 Annual Meeting of Stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. In the event that either nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board of Directors may determine. We are not aware of any reason either nominee will be unable to serve, or for good cause will not serve, as a Class III director.

The relevant experiences, qualifications, attributes or skills of each nominee that led our Board of Directors to recommend the above persons as a nominee for director are described in the section entitled “Directors, Executive Officers and Corporate Governance.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS III NOMINEES LISTED ABOVE.

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company’s stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers. This non-binding advisory vote, commonly known as a “Say on Pay” vote, gives our stockholders the opportunity to express their views on the compensation of our NEOs.

As described in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement (the “CD&A”), our NEOs’ compensation is weighted towards variable compensation (annual and long-term incentives), where actual amounts earned by our NEOs may differ from targeted amounts based on the Company’s success and individual performance.

The goal of our executive compensation program has been and continues to be to support the successful recruitment and retention of highly motivated, qualified and experienced executives through a pay-for-performance culture, so we can achieve our business objectives and optimize our long-term financial returns. In furtherance of those goals, the Compensation Committee strives to structure our compensation programs in a manner that focuses the attention of our NEOs on the strategic, operational and financial performance of the Company, and encourages our NEOs to meet long-term performance objectives and increase stockholder value. To do so, the Compensation Committee uses a combination of short-term incentive cash compensation and long-term equity incentive compensation to motivate and reward executives who are able to significantly influence our long-term financial success in a way that maximizes stockholder value and supports our shorter term business goals.

The Compensation Committee recognizes the developing nature of our growing business and uses a measure of flexibility in recognizing and rewarding performance. The Compensation Committee aims to compensate our NEOs in a manner that is market-competitive and consistent with our business strategy, sound corporate governance principles, and stockholder interests. We believe our compensation programs are effective, appropriate and strongly aligned with the long-term interests of our stockholders.

For these reasons, our Board of Directors is asking our stockholders to vote “For” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion, is hereby APPROVED.”

As you consider this Proposal, we urge you to read the CD&A contained in this proxy statement for additional details on our executive compensation principles and programs, and to review the tabular disclosures regarding the compensation of our NEOs together with the accompanying narrative disclosures.

As an advisory vote, this Proposal is not binding on our Board of Directors or the Compensation Committee. However, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. In order to assure continuing audit independence and objectivity, the Audit Committee will periodically consider whether there should be a rotation of the independent external audit firm. In accordance with the SEC-mandated rotation of the audit firm’s lead engagement partner, the Audit Committee is also involved in the selection of the external audit firm’s lead engagement partner.

The members of the Audit Committee and Board believe that the retention of PricewaterhouseCoopers LLP to serve as the Company’s independent external auditor is in the best interest of the Company and its shareholders. In the course of these reviews, the Audit Committee considers, among other things: external auditor capability, effectiveness and efficiency of audit services, results from periodic management and Audit Committee performance assessments, and appropriateness of fees in the context of audit scope.

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2019 fiscal year, and recommends that the stockholders vote for ratification of such selection. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, available to respond to appropriate questions from those attending the meeting and will have an opportunity to make a statement, if they desire to do so.

Audit Fees and Related Fees

The following table sets forth the fees paid to PricewaterhouseCoopers LLP for professional services rendered for fiscal 2018 and 2017 (in thousands):

Type of Fees(1)	2018	2017
Audit Fees(2)	$3,963	$4,480
Audit-Related Fees(3)	375	582
Tax Fees(4)	-0-	-0-
All Other Fees(5)	100	101

Total	$4,438	$5,163

(1)	All fees are categorized in accordance with SEC definitions and rules and include out of pocket expenses.
(2)

Audit Fees include professional services rendered in connection with the annual audit of our consolidated financial statements and reviews of our unaudited condensed consolidated interim financial statements each quarter. In fiscal 2018, audit fees also included audit work related to: various due diligence procedures associated with the Company’s proposed merger with Nexstar; and evaluating the financial statement disclosures related to the impact of the new accounting standard, ASC 842, Leases. In fiscal 2017, audit fees also included audit work related to: Discontinued Operations related to the Gracenote sale; various filings and other procedures associated with the terminated transaction with Sinclair; and evaluating the financial statement disclosures related to the impact of the new revenue recognition standard, ASC 606, Revenue from Contracts with Customers.

(3)

Audit-Related Fees include services performed in connection with employee benefit plan audits and certain transactions. In fiscal 2017, audit-related fees also included agreed upon procedures related to record keeping activities associated with certain employee benefits.

(4)	Tax Fees are fees for permissible tax compliance, tax advice and tax planning.
(5)	All Other Fees include professional services in connection with preparation of employee benefit plan annual reports (Form 5500) and accounting research software.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, the Charter of our Audit Committee provides that the Audit Committee has the sole responsibility and authority to approve, in advance of the provision thereof, all audit services and, subject to exceptions equivalent to the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act and the SEC rules promulgated thereunder, all permitted non-audit services to be provided to the Company by its independent auditors and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent auditors. The independent auditors may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent auditor.

All of the services performed by PricewaterhouseCoopers LLP during the 2018 and 2017 fiscal years were approved in advance by the Audit Committee pursuant to the foregoing pre-approval policy and procedures.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2019 FISCAL YEAR.

OTHER BUSINESS

The Board of Directors does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named in the enclosed proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

Whether or not you expect to attend the Annual Meeting, please complete, date and sign and promptly return the accompanying proxy in the enclosed postage paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the Annual Meeting.

By Order of the Board of Directors,

Peter M. Kern
Director and Chief Executive Officer
March 22, 2019

TRIBUNE MEDIA COMPANY 685 THIRD AVENUE, 31ST FLOOR NEW YORK, NY 10017 ATTN: ASSISTANT GENERAL COUNSEL AND CORPORATE SECRETARY VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E68137-P19172 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TRIBUNE MEDIA COMPANY The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Withhold 1a. Ross Levinsohn ! ! 1b. Peter E. Murphy ! ! The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Advisory vote approving executive compensation. ! ! ! 3. The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the ! ! ! 2019 fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E68138-P19172 TRIBUNE MEDIA COMPANY Annual Meeting of Shareholders May 1, 2019 8:30 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Jessica Kirsch, as proxy, with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of TRIBUNE MEDIA COMPANY that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM EDT on May 1, 2019 at The Westin New York Grand Central Hotel, 212 E. 42nd Street, New York, NY 10017 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side